As filed with the Securities and Exchange Commission on January 11, 2002
                                                      Registration No. 333-40444


                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               Amendment No. 4 to
                                   FORM SB- 2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BODYGUARD RECORDS.COM, INC.
                           --------------------------
                 (Name of small business issuer in its charter)

          DELAWARE                                             13-4087440
          --------                                              ----------
(State or other jurisdiction of    (Primary Standard         (I.R.S. Employer
 incorporation or Organization)        Industrial         Identification Number)
                                    Classification
                                      Code Number)



     56 Colfax Avenue, Clifton, NJ 07015                  (973) 574-1315
    ----------------------------------------           ----------------------
    (Address of principal executive offices)              Telephone Number

                                   John Rollo
                                56 Colfax Avenue
                                Clifton, NJ 07015
                                 (973) 574-1315
                                 --------------
             (Name, address and phone number for agent for service)



Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------


Title of Each Class           Dollar          Proposed Maximum        Proposed Maximum
  Of Securities To          Amount To Be      Offering Price Per      Aggregate Offering      Amount Of
   Be Registered             Registered          Share                    Price           Registration Fee
   ------------              ----------          --------                --------         ----------------
-------------------------------------------------------------------------------------------------------------------
   Common Stock            $1,000,000           $2.50                    400,000 Shares        $278.00
-------------------------------------------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION, DATED JANUARY 11, 2002



Preliminary Prospectus

                                    BODYGUARD RECORDS.COM, INC.

                                     (logo)

       This is our initial public offering of up to 400,000 shares of our common stock at $2.50 per share.

We will sell the shares on a direct participation basis for a period of up to one hundred eighty days (180) days and do not intend to use a professional underwriter or broker dealer. We will conduct the offering on a minimum-maximum basis for a minimum of 100,000 shares and a maximum of 400,000 shares. If we do not receive subscriptions to purchase at least 100,000 shares in nine months, we will terminate the offering and promptly return all subscription funds to investors. All proceeds of this offering will be promptly deposited in a non-interest bearing escrow account until 100,000 shares are sold.

 THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS," COMMENCING ON PAGE __ FOR INFORMATION THAT SHOULD BE CONSIDERED IN DETERMINING WHETHER TO PURCHASE ANY OF THE SHARES.

               Number of       Price to                              Proceeds
               Shares           Public         Discount               to Us
--------------------------------------------------------------------------------
Per Share                       $ 2.50          $   -0-             $    2.50
Minimum        100,000          $ 2.50          $   -0-             $ 200,000
Maximum        400,000          $ 2.50          $   -0-             $ 950,000

The proceeds to us represents the funds we will retain after we pay our offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $50,000.


                  The date of this prospectus is ______, 2002


                           BODYGUARD RECORDS.COM, INC.
                                56 Colfax Avenue
                                Clifton, NJ 07015
                                 (973) 574-1315

                                Table of contents

         Item                                                              Page
         ----                                                              ----


Summary ..................................................................... 6
Risk Factors ................................................................ 7
It is difficult to evaluate our business and prospects because we do not have any operating history ............................... 7
We may be undercapitalized and unable to continue our business .............. 7
We may never earn a profit .................................................. 8
Seven of our nine artists are unknown to the record buying public and we may have difficulty in selling their records and CD's ....... 8
If we don't sell our music, we will fail .................................... 8
The lack of advertising revenue on our website could slow our growth ........ 9
The loss of our  single source for the pressing and retail distribution of our CD's could hurt our business ................................... 9
Two of our officers may have a conflict of interest that could detract from their ability to concentrate on our business ...................... 9
The absence of an underwriter may increase risks ............................10
You may lose money trying to sell your stock ................................10
If we don't keep our existing artists and add new ones, we will fail ........10
We may need to change the manner in which we conduct our business if government regulation increases ................................11
Special Information Regarding Forward Looking Statements ....................12
Use of Proceeds .............................................................12
Dividend Policy .............................................................13
Capitalization ..............................................................14
Dilution ....................................................................14
Management's Discussion and Analysis ........................................15
Plan of Operations ..........................................................15
Description of Our Business .................................................19
Employees ...................................................................34
Facilities ..................................................................35
Governmental Regulations ....................................................35
Management ..................................................................36
Certain Relationships and Related Transactions ..............................42
Principal Stockholders ......................................................45
Market for Our Common Stock .................................................46
Shares Eligible for Future Sale .............................................46
Description of Our Capital Stock ............................................46
Plan of Distribution ........................................................47
Legal Matters ...............................................................48
Experts .....................................................................48
Anti-takeover Effects of Delaware Law .......................................48
Transfer Agent and Registrar ................................................49
Rule 144 ....................................................................49
Rule 144(k) .................................................................49
Rule 701 ....................................................................50
Where You Can Find More Information .........................................50
Financial Statements ........................................................51

                      Dealer Prospectus Delivery Obligation

Until _____ , 2002 (90 days after the commencement of this offering), all dealers effecting transactions in the these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                                     Summary

About  Us


From inception on November 12, 1999 through July 2001, we were a development stage entertainment company without an operating history. We received our first income from operations in July 2001, but have yet to earn a profit. Our objective is to utilize our recently signed artist recording agreement with Quiet Riot, our recently acquired license rights to the Bay City Rollers and our recently signed national distribution agreement with Navarre Corporation to sell CD's in stores, to establish our name, and to promote and market our group of seven new artists. We also intend to use the Internet and other emerging technologies such as Mp3 to accomplish our goals.


Corporate  Information

We were incorporated under the laws of the State of Delaware on November 12, 1999. Our principal executive offices are located at 56 Colfax Avenue, Clifton, NJ 07015. Our telephone number at that address is (973) 574-1315. Our corporate website is located at www.bodyguardrecords.com. We do not intend for information found on our website to be part of this prospectus.


We applied for a Bodyguard Records.com, Inc. service mark on December 29, 2000. We received a Notice of Publication on August 1, 2001, and received notification of the issuance of this service mark on November 13, 2001.


This Offering

Securities offered               A minimum of 100,000 and a maximum of 400,000
                                 shares of common stock

Price per Share                  $2.50

Common stock outstanding         900,000 shares
prior to the offering

Common stock to be
outstanding after the
minimum offering                 1,000,000 shares

Common stock to be
outstanding after the
maximum offering                 1,300,000 shares


                                  Risk Factors

An investment in the common stock of Bodyguard involves a high degree of risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Bodyguard, its business and prospects before purchasing the common stock.

                          Risks Related to Our Business

It is difficult to evaluate our business and prospects because we do not have any operating history

     We were formed in November 1999, signed our first recording artist in December 1999, launched our website on January 17, 2000 and did not generate any revenue from operations until April 2001. Our short existence, coupled with the limited number of recording artists we have signed, the relative obscurity of all but two of them and our lack of working capital, makes it difficult to evaluate our current business and prospects or to accurately predict our future revenue or results of operations. Our revenue and income potential continue to be unproven, and our business model is evolving. Because both the Internet and musical taste are constantly changing, especially among young people, we may need to modify our business model to adapt to these changes. Before deciding to invest in our securities, you should evaluate the risks, uncertainties, expenses and difficulties frequently encountered by companies such as ours seeking to break into a difficult -to- penetrate industry segment.

Our business model is new and unproven, and we may not be able to generate sufficient revenue to operate our business successfully

     If we are to survive, we will need to start generating revenue within four months from the closing of our offering. We expect that our principal sources of revenue will come from:

         *   retail and online sales of music CD's and related merchandise; and

         *   online sales of digitally distributed music.


We may be undercapitalized and unable to continue our business


    In the event we can only sell the minimum number of shares, we may only be able to sustain operations for a period of four months. The continued conduct of operations beyond four months will require us to raise additional capital. Since any such additional financing will probably be private and involve restricted shares as opposed to the free trading shares we are selling in this offering, there can be little assurance that we will be successful is raising any additional capital. In addition, if we raise additional funds through the issuance of equity securities, our stockholders may experience dilution of their ownership interest, and the newly-issued securities may have rights superior to those of the shares we are selling in this offering. If we raise additional funds by issuing debt, we may be subject to limitations on our operations, including limitations on the payment of dividends.

Once we start to generate sustained and continuous revenue, we may be able to supplement our revenue base from:

         *   sales of advertising and sponsorships; and

         *   marketing our database of consumer information and preferences.

However, and since we intend to provide several of our online services without charge, it is uncertain whether a business model that relies on attracting people to learn about, listen to and purchase CD's and related merchandise can generate sufficient revenue from the retail sale of CD's, electronic commerce, advertising, sales of database information and sales of, or fees for, digital downloads of music, to become a viable business.

We may never earn a profit


    As a company that has only recently commenced operations with an unproven business model, we may continue to be unprofitable, even with the proceeds from this offering. For the period from inception (November 12, 1999) to September 30, 2001, we had net losses of $912,525. We did not have any revenue from operations until the second calendar quarter of 2001. As of September 30, 2001, we had total assets of $56,217 and a shareholders' deficiency of $(408,426). We continue to experience losses and we depend upon the implementation of our business plan and the proceeds from at least the sale of the minimum number of shares in this offering to continue our business.


    We expect our losses and negative cash flow to continue for the foreseeable future. We anticipate that our losses will increase significantly from current levels because we plan to significantly increase our expenditures for sales and marketing, the development and signing of new artists as well as the enhancement of our web site. With increased expenses, we will need to generate significant revenue to achieve profitability. Consequently, it is possible that we may never achieve profitability, and even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. The inability to become profitable may result in our being required to file for protection under the federal bankruptcy laws.


Seven of our nine artists are unknown to the record buying public and we may have difficulty in selling their records and CD's

    Quiet Riot and the Bay City Rollers are our only artists with any name recognition or significant fan base. We will be heavily dependent upon the success of their new CD's to generate interest and awareness of our label and our seven other artists. The failure of either or both of these group's new CD to achieve commercial success within six to 12 months of its retail release on May 29, 2001 and September 11, 2001, respectively, will severely set back our plans to launch the careers of our seven other new artists. There can be no assurance that our reliance on Quiet Riot and the Bay City Rollers will not prove to be misplaced.


If we don't sell our music, we will fail

    Our financial performance will be entirely dependent upon market acceptance of our CD's and related music merchandise, which will require substantial marketing efforts and the expenditure of significant funds. There can be no assurance that our marketing program, when finally developed and employed, will ever be successful.

       In order to initiate sales, we will offer music and related merchandise that appeals to a large number of retail and online consumers, particularly young people, ages 15-25. We will also try to create online communities that are conducive to electronic commerce, build or license a sufficiently robust and scalable electronic commerce platform and develop an order fulfillment capability. Since our target market includes Internet users under the age of 18, who have limited access to credit cards, our ability to capture retail and online product revenue from this group may be limited. If we are not successful in meeting these challenges, our growth will be limited and our business will be severely and adversely affected.


The lack of advertising revenue on our website could slow our growth


     There has been a recent and dramatic decline in the demand for online advertising which traditionally has been an important source of revenue. Despite this fact, and once we start selling music online, we intend to initiate the sale of advertising space on our web site. However, and due to recent events, we may not be able to attract advertisers. This would deprive us of a source of revenue with a higher profit margin than the sale of our music and other merchandise.


The loss of our single source for the pressing and retail distribution of our CD's could hurt our business


Pursuant to our January 18, 2001, three year agreement with Navarre Corporation, 100% of the manufacturing, distribution and fulfillment of our CD's destined for retail sale in North America will be exclusively handled by Navarre. Since we expect that approximately 95% of our first year's CD sales will be at retail, as opposed to digitally downloaded, we are effectively dependent upon a single source of supply for at least three years. Our business would be significantly disrupted if Navarre were to terminate or breach its agreement with us or if it suffered adverse developments that affect its ability to perform under our agreement.


Two of our officers may have a conflict of interest that could detract from their ability to concentrate on our business



    Our three executive officers and directors, two of whom are also our principal stockholders, were, until early this year, executive officers, directors and principal stockholders of Cream Records, Inc., a New Jersey corporation that changed its name to Hardrive Records.com, Inc. Until November 2000, when it discontinued operations, Hardrive was a potentially competitive Internet music company that operated out of the same offices as we do and intended to release its music products via the Internet. Although, all three of these men have agreed to devote their full time to our business, and disavow that Hardrive competed with us, Messrs. Foley and Rollo nevertheless entered into written employment agreements with Hardrive in 1999, and until November 2000 were actively pursuing Hardrive's business. Accordingly, and although Hardrive apparently ceased business activities and sold its artists' recording and other rights, and Mr. Rollo resigned as an officer and director in January and Mr. Pollendine resigned as a director in February 2001, it is foreseeable that a conflict may still arise between Messrs. Foley's and Rollo's duties to us as officers and directors any duties they may continue to have under their employment agreements with Hardrive. Since we will be dependent upon Messrs. Foley and Rollo for the foreseeable future, the existence of any conflict of interest during this period may present a distraction and may diminish our chances to achieve profitable operations.

The absence of an underwriter may increase risks

    We are conducting this offering on a direct participation basis, there will not be a broker-dealer to perform the due diligence that is generally performed in an underwritten offering, and which is in the nature of protection to investors. Because we are not engaging underwriters to help us sell our shares, we are less likely to sell the maximum number of shares we are offering. The less shares we sell, the greater are our chances of being undercapitalized.


You may lose money trying to sell your stock


     Currently, there is no public market for shares of our common stock. Although we intend to solicit a broker dealer to apply for listing on the OTC Bulletin Board, we may not be successful since this offering is not underwritten. Even if our shares are eligible for listing, there is no assurance that a market will develop, or that the price of our shares in any market will be equal to or greater than the price per share investors pay in this offering. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment.

If we don't keep our existing artists and add new ones, we will fail

     We believe that our future success depends on our ability to maintain our existing artist agreements and to secure additional agreements with artists. Our business would be adversely affected by any of the following:

     * the failure of our two established acts to meet anticipated sales criteria;

     * the inability of at least one of our seven existing new artists to achieve popularity;

     *    increased competition to maintain our existing artists relationships;

     *    inability to recruit new artists;

     *    non-renewals of our current artist agreements; and

     *    poor performance or negative publicity about our artists.


     If we are not able to provide valuable services or incentives to artists, or if we otherwise fail to maintain good relations with our artists, they may lose interest in renewing their artist agreements with us or look to get out from their agreements with us. All of our current artist contracts have a term of one record album with a minimum of ten songs and except for Quiet Riot and the Bay City Rollers, grant to us options for between two and four additional record albums. If we fail to meet these obligations, we may not be able to sign our artists to another agreement; and we may be unable to recoup our costs to develop, operate and promote our web site and artist roster.

     In the past, we have not offered our artists options to purchase our common stock. However, and if we become a publicly owned company as a result of this offering, of which there can be no assurance, we may find it necessary to make such offers in the future. In the event we become publicly owned but the market price of our stock languishes at low levels or under performs, we may not be able to offer artists options or other equity incentives on attractive enough terms. If we cannot provide adequate incentives, our efforts to sign new artists may be impaired. If we cannot maintain our current relationships with artists or sign agreements with new artists, our user base would likely diminish and our ability to generate revenues from electronic commerce and advertising would be seriously harmed.

                          Risks Related to Our Industry

We may need to change the manner in which we conduct our business if government regulation increases

     There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. Laws and regulations may be adopted in the future, however, that address issues such as user privacy, pricing, taxation, content, copyrights, security, distribution, and the quality of products and services. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online services providers in a manner similar to long distance telephone carriers and to impose access fees on these companies. Any imposition of access fees could increase the cost of transmitting data over the Internet. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on us. The United States Congress has enacted Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. Moreover, it may take years to determine the extent to which existing laws relating to issues such as property ownership, libel and personal privacy are applicable to the Web. Any new, or modifications to existing, laws or regulations relating to the Web could adversely affect our business.

     Prohibition and restriction of Internet content and commerce could reduce or slow Internet use, decrease the acceptance of the Internet as a communications and commercial medium and expose us to liability. Any of these outcomes could have a material adverse effect on our business, results of operations and financial condition. The growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the Internet.

            Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are "forward-looking statements". These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.

                                 Use of Proceeds

The net proceeds we will receive from the sale of the shares of common stock offered by us will be $950,000 if all the offered shares are sold and $200,000 if only the minimum number of offered shares are sold. We have computed these net proceeds amounts based upon a public offering price of $2.50 per share and after deducting our estimated offering expenses of $50,000. However, and in the event we employ the services of broker dealers as selling agents, our offering expenses could increase up to a maximum of $180,000.

    The principal purpose of this offering is to fund our business plan and to commence operations. Accordingly, we intend to apply the net proceeds of the offering as follows:

                                                              Amount of Proceeds From the Sale of

                                              100,000 SHS.    200,000 SHS.    300,000 SHS.    400,000 SHS.
                                              ------------    -------------    ------------    ------------
Gross proceeds                                $   250,000     $   500,000    $   750,000       $ 1,000,000
Offering expenses                                 (50,000)        (50,000)       (50,000)          (50,000)
                                              -----------     -----------    -----------       -----------
Net proceeds                                      200,000         450,000        700,000           950,000

CATEGORY OF EXPENDITURE                                       EXPENDITURE OF NET PROCEEDS
-----------------------                                       ---------------------------

*    Web site development                      $     --         $ 10,000         $ 15,000         $ 20,000
*    Marketing of our Web site and artists           --          120,000          225,000          295,000
*    Loan repayment                              60,000          120,000          185,000          210,000
*    General and administrative expenses         15,000           30,000           40,000           50,000
*    Officer's salaries                         120,000          120,000          150,000          150,000
*    Initial manufacturing of CD's and
     merchandise                                     --           35,000           40,000           75,000
*    Hiring of employees                             --               --           75,000          125,000
*    Working capital (overhead and
     recording supplies)                          5,000           15,000           20,000           25,000
                                               --------         --------         --------         --------
Total                                          $200,000         $450,000         $700,000         $950,000


    We have verbally agreed with the four note holders of the $360,000 of our non-convertible debt that they will collectively receive $60,000 if 100,000 shares are sold, $120,000 if 200,000 shares are sold, $185,000 if 300,000 shares are sold, and $210,000 if all 400,000 shares are sold in this offering.


    The $60,000 in debt repayment if only 100,000 shares are sold represents one half of the $20,000 loaned to us on August 17, 2000, at 12%, all $10,000 loaned to us on July 15, 2000, at 12%, all $15,000 loaned to us on September 29, 2000, at 12%, and all $25,000 loaned to us on May 31, 2001, at 12%. The July 15, 2000, August 17, 2000 and September 29, 2000 loans are due on the closing date of this offering. The term of the May 31, 2001 loan is 13 months making it due on June 30, 2002.

    The additional $60,000 in debt repayment we intend to make if 200,000 shares are sold represents one half of the $10,000 unpaid balance of the $20,000 loaned to us on August 17, 2000 at 12%, all $15,000 loaned to us on November 6, 2000 at 12%, all $20,000 loaned to us on April 5, 2001 at 12%, and all $25,000 loaned to us on July 3, 2001 at 12%, and all $15,000 loaned to us on August 10, 2001 at 12%. The November 6, 2000 loan is due on the closing date of this offering. The term of the April 5, 2001, July 3, 2001 and August 10, 2001 loans are 13 months making them due on May 5, 2002, August 3, 2002 and September 10, 2000, respectively.


    The additional $65,000 in debt repayment we intend to make if 300,000 shares are sold represents the $5,000 remaining unpaid balance of the $20,000 loaned to us on August 17, 2000 at 12%, all $25,000 loaned to us on May 31, 2001 at 12%, all $25,000 loaned to us on July 3, 2001 at 12%, and the remaining one half of the $100,000 loaned to us on April 5, 2001 at 10%.


    The additional $25,000 in debt repayment we intend to make if all 400,000 shares are sold represents all $15,000 loaned to us on August 6, 2001 at 12% and all $10,000 loaned to us on August 28, 2001 at 12%. The term of the August 6, 2001 and August 28, 2001 loans are 13 months making them due on September 6, 2002, and September 10, 2000, respectively.


    Unless we sell all 400,000 shares, and pursuant to amendments to their employment agreements, Messrs. Rollo and Foley have agreed that for at least 12 months they will each accept $60,000 and accrue $15,000 of their $75,000 salaries.

    Pending any use, the net proceeds of this offering will be invested in short-term, interest-bearing securities.

                                 Dividend Policy

    We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


                                 Capitalization


    The following table sets forth our capitalization as of September 30, 2001:


    *     on an actual basis; and

    * on an as adjusted basis to reflect our sale of the minimum number of shares offered by this prospectus at a public offering price of $2.50 per share, after deducting the estimated offering expenses payable by us. The adjusted amount assumes we will be successful in selling the shares without the use of broker dealer selling agents. If we wind up using selling agents, our offering expenses could increase by up to a maximum of $180,000. The 900,000 issued and outstanding shares were purchased at an average price of $.12 per share.

    You should read this information together with our supplemental consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.


                                                                   As of September 30, 2001
                                                             ACTUAL       ADJUSTED FOR MINIMUM
Stockholders' (deficit) equity:                              ------       --------------------
     common stock, $.001 par value;
     20,000,000 shares authorized;
     900,000 shares issued and outstanding;
     1,000,000 issued and outstanding, as adjusted
     for the minimum,                                       $     900          $   1,000
Additional paid in capital                                    503,200            703,200
Accumulated deficit                                          (912,526)          (912,526)
Total stockholders' equity (deficiency)                      (408,326)          (209,326)


                                    Dilution

    Our negative net tangible book value as of September 30, 2001 was $408,426 or approximately $(.45) per share of common stock. Negative net tangible book value per share is determined by dividing the amount of our total tangible assets less total liabilities by the number of shares of common stock outstanding at that date. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering made and the net tangible book value per share of common stock immediately after the completion of this offering.

    After giving effect to the issuance and sale of the minimum and maximum number of shares of common stock offered by us and after deducting the estimated offering expenses payable by us without the use of broker dealer selling agents, our net tangible book value as of September 30, 2001 would have been $(208,426), or approximately $ (.21) per share if only 100,000 shares are sold, and $ 541,574 or approximately $.42 per share if all 400,000 shares are sold. This represents an immediate increase in net tangible book value of $.24 per share minimum, or $.87 per share, maximum, to existing stockholders; and an immediate dilution of approximately $2.29 per share minimum, or approximately $2.08 per share maximum, to new investors purchasing shares in this offering. The following table illustrates this per share dilution:


                                                                             MINIMUM  MAXIMUM

*  Public offering price per share .....................................    $   2.50   $ 2.50
*  Net tangible book value per share at September 30, 2001 .............        (.21)     .42
*  Increase in net tangible book value per share due to offering .......         .24      .63
*  Dilution per share to new investors .................................    $   2.29   $ 2.08


The following table summarizes, as of September 30, 2001, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering. The table assumes the sale of both the minimum and maximum number of shares offered in this prospectus at an initial public offering price of $2.50 per share, and before any deduction of estimated offering expenses.



                          SHARES PURCHASED          TOTAL CONSIDERATION        AVERAGE
                          ----------------          -------------------       PRICE PER
                           NUMBER  PERCENT           AMOUNT   PERCENT           SHARE
                           ------  -------           ------   -------           -----

existing stockholders      900,000   100%          $   87,100    100%            $ .097

investors (minimum)        100,000    10%          $  250,000     74%            $2.50

investors (maximum)        400,000    31%          $1,000,000     92%            $2.50



                      Management's Discussion and Analysis
                   Of Financial Condition or Plan of Operation

    The following discussion should be read in conjunction with our financial statements and notes to those statements and other financial information appearing elsewhere in this prospectus.

                               Plan of Operations


From inception on November 12, 1999 through July 2001, we were a development stage entertainment company without an operating history. We received our first income from operations in July 2001, but have yet to earn a profit. For the period from our inception through December 31, 2001, we:


     * Implemented a modest private offering of our common stock and borrowed money to fund this offering and our pre-operating activities;

     *    Signed artist recording agreements with six artists including Quiet
          Riot;

     *    released one artist from its artist recording agreement;

     * Received license rights for four additional artists including the Bay City Rollers;

     * Developed and launched our website www.bodyguardrecords.com on January 17, 2000, which includes photos and biographical information from all nine of our artists:

     * Entered into and subsequently terminated an Internet distribution agreement with Cyberretail.com, LLC, a non-affiliated company, as our exclusive distributor for the fulfillment of orders for recorded music products and artist merchandise sold via the Internet or on an 800 number;

     * Entered into a written three-year National Distribution and Warehousing Agreement with Navarre Corporation, a non-affiliated retail and digital distributor of music and music products;

     * Developed, produced and manufactured CD's for eight of our then ten artists, are engaged in recording a CD for an additional artist, and pressed CDS for another artist on November 15, 2001;


     * Arranged for three showcases in Hoboken, New Jersey where our artists have performed live;


     * Arranged a showcase for our artists to perform on March 17, 2001 at the famous "Stone Pony" in Asbury Park, NJ. In addition we arranged for three of our artists to showcase at the Cutting Room in New York City on December 6, 2001;


     * Entered into a preliminary distribution agreement with Mac Milli Entertainment, Inc., a non-affiliated company for the on-line promotion of our artists on the Mac Milli website and the non-exclusive fulfillment of digital downloaded music orders;


     * Conducted a professional lip-sync video session shoot of Naked Underneath, Summer Snowmen, and Dennis DeCambre; and prepared a music video for several artists, segments of which were displayed on our website on November 15, 2001; and


     * We monitored Quiet Riot's performance in Grand Slam Metal Jam, a scheduled 40 show United States arena concert tour along with the heavy-metal bands Poison, Warrant and Enuff Znuff, that commenced on May 26, 2001. Due to an injury to a member of Poison, the tour terminated in late July 2001;

     * Generated limited credit card and money order revenue from Live at the Budokan 1977, The Bay City Rollers CD which we made available on our web site since April 16, 2001; and

     * Released Live at the Budokan 1977 to retail stores through Navarre Corporation on September 11, 2001.

    For the 4 to 12 months following the sale of at least the minimum number of shares, our principal objectives will be to:

     *    Secure national exposure for our recording artists; and

     * Initiate and implement the sale of CD's and related merchandise with a view towards developing cash flow.

     * Secure a strategic marketing alliance with a nationally recognized company.

    In order to achieve these objectives, we believe that the specific steps needed to make Bodyguard operational and successful will be to:

     *    Commence the marketing of our web site and artists

     We intend to initiate this process during the first weeks following the closing of at least 200,000 shares, and to continue for at least four months. We intend to use approximately $25,000 of the $450,000 net proceeds from this offering per month to:

     o Place print ads in key music publications including Billboard, Teen and CMJ New Music Report;

     o Attempt to secure reviews and articles in music publications including Billboard, Rolling Stone and CMJ New Music Report and in general circulation magazines such as Teen and Seventeen;

     o Attempt to secure radio airplay on CMJ Reporting college radio stations as well as commercial radio stations throughout the United States. We intend to supply program directors with a copy of the CD of each of our artists as well as a press kit containing biographies of the band members, an 8x10 glossy black and white print, a fact sheet and copies of any articles that have been published;

     o Promote the Company's web site through the inclusion of all of our artist's names in the principal search engines, cross links with MacMilli Entertainment, Sennheiser Microphones, Ling Lang.com and other corporate alliances;

     o Attempt to utilize Grand Slam Metal Jam, the arena concert tour in which Quiet Riot participated, to generate purchases of "Guilty Pleasures", Quiet Riot's first Bodyguard Records CD; and

     o Attempt to utilize our web site to generate purchases of "Live at the Budokan, 1977", the Bay City Rollers first Bodyguard Records CD.

     If we are successful in selling only the minimum number of shares, we will not have sufficient funds to commence the marketing of our web site and artists in the manner described above. However, and If we are successful in selling more than the minimum number of shares, or we continue to receive payments representing gross sales less related artists' expenses from the sale of Guilty Pleasures, Quiet Riot's first Bodyguard Records CD, or if we commence receiving payments from the sale of Live at the Budokan 1977, the Bay City Rollers first Bodyguard Records CD, we intend to spend between $120,000 and $295,000 on marketing and promotion for up to eight months.

     The Bay City Rollers CD, which has been available on our web site since April 16, 2001, has generated limited credit card and money order revenue. The CD was officially released at retail stores on September 11, 2001, and we expect our first check from Navarre Corporation representing gross sales less related artists' expenses approximately ninety days after that date.

     In early September, 2001, we received a check dated August 23, 2001 from Navarre Corporation representing gross sales less related artists' expenses. These funds were utilized to place full color print ads for Matt Cheplic and Daphne Hero in College Music Journal's New Music Weekly edition; make payments to our graphic artist for services performed during July and August; and hired a professional radio promotion consultant.

     * Initiate the generation of cash flow from our artists other than Quiet Riot and the Bay City Rollers.

     We intend to initiate this process during the first weeks following the closing of a minimum of 200,000 shares, and to continue for at least four months. We intend to use an initial $7,200, and an aggregate of approximately $6,950 per month of the $450,000 net proceeds from this offering to:

               o Finalize the mastering and recording of 'The Absence of Subtlety,' the first CD by Eight Days Gone, and printing 1,000 copies by November 15, 2001, at a one-time combined cost of $4,000;

               o Schedule live presentations by Matt Cheplic, Daphne Hero, Dennis DeCambre, Eight Days Gone, Love Saves the Day and six of our seven new artists, at various venues in Hoboken, New Jersey, where they will perform songs from "Don't Let Me Lose My Mind", "Daphne Hero", "Drinking At The Bar" "The Absence of Subtlety" and "Superstar" their respective CD's. These presentations which commenced during October 2000, will continue through November 27, 2001 at a combined estimated cost of $1,000;

               o Utilize approximately $1,500 per month from the $450,000 proceeds from the sale of 200,000 shares to produce tee shirts, posters and hats to sell at the venues where our artists are performing on our website.

     *    Continue the search for strategic marketing alliances.

    We intend to initiate this process during the second month following the closing of the sale of 200,000 of shares, and to continue for at least four months. We do not intend to specifically utilize any of the $200,000 net proceeds from this offering per month for this purpose. Rather, we intend to rely upon the networking skills of our three executive officers and directors. Should we be successful in our efforts, we will ultimately expend an unknown portion of the net proceeds from this offering on legal fees.

    In the event we are successful in the sale of only the minimum number of shares, we believe that the net proceeds of $200,000 will provide sufficient funds to enable us to satisfy our cash requirements for at least four months. The conduct of operations beyond this period will require either the sale of additional shares or the commencement of cash flow.

    Should we be successful in selling all 400,000 shares, we believe that the net proceeds of $950,000 will provide sufficient funds to enable us to satisfy our cash requirements for at least 12 months including the payment of salaries of $60,000 and the accruals of $15,000 to Messrs. Rollo and Foley as called for in their amended written employment agreements with Bodyguard.

    Until we receive the proceeds of this offering, our activities will continue to be limited. Without these proceeds we will not have the capital resources or liquidity to:

     *    Implement our business plan;

     * Commence operations through the recording, production or marketing of any record albums; or

     *    Hire any additional employees.

                                    Description of Our Business

History of Bodyguard


    From inception on November 11, 1999, through July 2001, we were a development stage entertainment company without an operating history. We received our first income from operations in July 2001, but have yet to earn a profit. Since our incorporation, we successfully launched our website WWW.BODYGUARDRECORDS.COM on January 17, 2000 and on the same date entered into a Internet distribution agreement to provide for the fulfillment of orders for our CD's and merchandise. In addition, and on December 15, 1999, January 6, 2000 and February 1, 2000, respectively, we entered into Artist Recording Agreement with three new artists, Naked Underneath, a Pop/Rock group, Summer Snowmen, a Pop/Rock group; and Dennis DeCambre, a R&B/Rap artist. On September 26, 2000, we entered into an Artist Recording Agreement with June, a new Pop/Rock group that subsequently changed its name to Eight Days Gone; and on December 12, 2000, we entered into an Artist Recording Agreement with Love Saves The Day, featuring Dean Davidson, a new Pop/Rock group. On January 8, 2001, we entered into an Artist Recording Agreement with Quiet Riot, a 1970's Hard Rock group. On February 21, 2001, we entered into two separate licensing agreements granting us the rights to sell CD's for the Bay City Rollers, an established Pop group; and Matt Cheplic, a new Pop artist, Daphne Hero, a new pop group and Jake Thomas, a new pop artist. On July 25, 2001, at the request of its lead singer, we released Naked Underneath from its Artist Recording Agreement with us.


Overview

    Our objective is to become an innovative record company. Initially, however, we intend to act more like a traditional record company in that we will seek to utilize our artist recording agreement with Quiet Riot, our license rights to the Bay City Rollers and our national distribution agreement with Navarre Corporation as a springboard to sell CD's in retail stores. Once we start to generate cash flow, we intend to try to establish our name, and to use the Internet and other emerging technologies such as Mp3 to successfully promote and market our group of seven new artists. Later, we intend to allow visitors to our web site to have access to a variety of styles of music, a database of a number of artists, with links to the artist's homepage and biographical information. We intend to offer visitors to our web site the opportunity to order CD's via our mail order department, or via digital download directly to their computer from Navarre Corporation and Mac Milli Entertainment, third party online distribution companies, at a reasonable cost.

    In addition, we intend to occasionally utilize technology that provides a live video link to recording sessions at our studio in New York City so fans can "sit in" on an actual recording session. We intend to post a schedule of these sessions on our web site. When operational, our video link will incorporate several different camera angles, so that our viewers can decide who or what he/she would like to observe, i.e. the singer, guitarist, drummer or even the producer at the control board.

    We intend to utilize traditional and non-traditional marketing and distribution channels, such as online services, interactive media and syndicated radio and cable television, in order to cost effectively promote our web site and exploit the music entertainment rights which we may develop or acquire. Our business plan was developed by our two principal executive officers and founders John Rollo and Eugene Foley. From inception through April 10, 2001, we did not have any revenue from operations. There can be no assurance that any or all of our business plan will be successfully implemented or that we will continue to generate sufficient revenues from operations to meet the requirements of our business.

Industry and Opportunity

     In dollar terms, and according to Billboard Magazine, an industry trade publication, music sales increased 6.3% in 1999, to $14.6 billion, up from $13.7 billion in 1998. However, and as indicated in the March 4, 2000 edition of
Billboard:

      "In dollar terms, though, music sales increased 6.3% in 1999 to $14.6 billion from 12.2 ____ billion last year. But this is not an entirely accurate account of the market because the computations are based on suggested list prices, and most product is sold at lower prices. In 1998 music sales rose 12.1% to $12.2 billion. With sales up 6.3% and units up only 3.2%, the indication is that higher prices contributed at least three percentage points to the dollar increase last year. Most music manufacturers did in fact raise list and wholesale prices last year".

     According to the Recording Industry Association of America, a trade group whose members manufacture most of the music recordings produced in the United States, sales of CD singles have increased from $6 million in annual sales in 1990, to $213 million in 1998 and from 1 million CD single units ships to 56 million units over the same period. Recording Industry Association of America's research indicates an 11.6% increase in units shipped to direct and special markets which include mail order operations, record clubs and non-traditional retailers and a 7.4% increase in dollar value from these music sales between 1997 and 1998. Recording Industry Association of America estimates that sales by mail order, record club and other non-traditional outlets account for 24.4% of the total domestic market.

     One of the latest technological innovations in the music industry has centered on digital distribution, the downloading of compressed music files over the Internet to a PC. Online music sales attributable to digital distribution remains small at this time, but we believe it will be an increasing portion of the total pre-recorded online music sales market in the near future. Forrester Research, Inc. predicts that revenues from digital music downloads will reach $1.1 billion in 2003, equaling approximately seven percent of total music sales. However, Jupiter Communications estimates that revenues from digital music downloads will reach only $30 million by 2002.

     The CD continues to be the driver of growth. Unit sales of CD albums rose 10.8% last year, to 939 million units.

     The vast majority of the music listening audience is comprised primarily of two age groups: 15-24 and 25-49. For most individuals in these groups, popular music has been, and remains, a major force in their lives. Although teenagers and young adults purchase the majority of prerecorded music, the Recording Industry Association of America estimates that their numbers have declined in recent years and that the over-35 market has been increasing. This increase has been attributed to the continuing trend by record labels to release product with broad-based appeal that is able to attract occasional buyers. We intend to capitalize on this trend in music by developing artists that will appeal to the occasional buyers in selected markets.

     There are currently five major labels which are generally recognized to dominate the recording industry along with their subsidiary labels: Time/Warner; Sony; BMG; Thorn-EMI; and Universal. Although independent labels individually represent a small percentage of the market for prerecorded music, in 1999 sales of albums, both new and catalog, by independent labels as a group constituted the largest percentage market share in the prerecorded music market. We believe that new artists and new trends in music are more likely to come from an independent label as they can more easily react and adapt to shifting consumer tastes. Artist development and agreements

     Our primary focus will be the development of new artist releases and related artist development, encompassing modern rock, alternative and power-pop. Our strategy is to develop and acquire a core group of independent labels to which we will provide support services in order to maximize the opportunities for discovering and minimize the risk associated with developing future successful recording artists. We currently have one label, Bodyguard Records and have developed a roster of nine artists, two who are established and seven who are new. Our established artists are Quiet Riot, a 1970's Hard Rock group, with whom we entered into an Artist Recording Agreement on January 8, 2001; and the Bay City Rollers, a Pop group, which we received the license rights to market and sell one CD and the option for a second, on February 21, 2001. Our seven new artists are Summer Snowmen and Dennis DeCambre with whom we signed written artist recording agreements on December 15, 1999, January 6, 2000 and February 1, 2000, respectively; and Eight Days Gone and Love Saves The Day, featuring Dean Davidson with whom we signed written artist recording agreements on September 26, 2000, and December 12, 2000, respectively. On February 21, 2001, we acquired license rights to market and sell one CD and options for two to four additional CD's for Matt Cheplic, Daphne Hero, and Jake Thomas.

On February 21, 2001, we entered into two written license agreements with Atlantic International Capital Holdings, an affiliated Bermuda corporation. The first agreement, which is for a term of 20 years, grants to us the exclusive worldwide right and license to manufacture, market, promote, distribute and sell the first compact discs, cassette tapes, records, and any other audio or sound-carrying reproductions recorded by Matt Cheplic, Daphne Hero and Jake Thomas. In consideration for these license rights, we agreed to pay to Atlantic International Capital Holdings a royalty of ten (10%) percent of our gross income for each CD we sell in any medium. The second agreement, which is for a term of 12 years, grants to us the exclusive worldwide right and license to manufacture, market, promote, distribute and sell the Live at the Budokan, 1977 compact discs, cassette tapes, records, and any other audio or sound-carrying reproductions recorded by The Bay City Rollers. In consideration for these license rights, we agreed to pay to Atlantic International Capital Holdings a royalty of ten (10%) percent of our gross income for each CD we sell in any medium.

As of the date of this prospectus, we:

     * Completed the recording, mastering, and manufacturing of 3,000 copies of "Superstar," the first CD from Love Saves the Day (featuring Dean Davidson) in our New York City studios;

     * Have completed the recording of "A.M. World", the first CD for Summer Snowmen;

     * Have completed the recording of "Drinking At The Bar", the first CD for Dennis DeCambre;

     * Have completed the recording of "Guilty Pleasures", our first CD for Quiet Riot, in the Canoga Park, California studios of Rumbo Records. Guilty Pleasures, which contains 11 new songs, is the first Quiet Riot album since 1999. "Guilty Pleasures" commenced manufacturing on April 6, 2001, and was released to retail stores on May 29, 2001, pursuant to our January 3, 2001, National Distribution and Warehouse Agreement with Navarre Corporation;

     * Manufactured 1,000 copies of "Self Composure", the first CD for Naked Underneath on September 1, 2000 and later released this group from its agreement with us;

     * Manufactured 1,000 copies of "A.M. World" the first CD for Summer Snowmen on March 16, 2001;

     * Manufactured 1,000 copies of "Daphne Hero" the first CD for Daphne Hero on March 16, 2001;

     * Manufactured 1,000 copies of "Don't Let Me Lose My Mind" the first CD for Matt Cheplic on March 16, 2001;

     * Entered into a written agreement with Dennis DeCambre for the extension of the September 1, 2000 production date of "Drinking At The Bar", his first CD until April 25, 2001. We have ordered, and received 1,000 copies of this CD on April 25, 2001;

     * Assisted Eight Days Gone with their initial recording session in a Pennsylvania studio in January 2001 of "The Absence of Subtlety", their first CD;


     * Scheduled a tentative initial recording session in our New Jersey studio for Jake Thomas. We intend to begin working with Jake Thomas in March, 2002;


     * Conducted a professional lip-sync video session shoot of Naked Underneath, Summer Snowmen, and Dennis DeCambre; and prepared a music video clip, segments of which are expected to be displayed on our website in November, 2001;

     * Manufactured 3,000 copies of 'Live at the Budokan, 1977,' our first CD for The Bay City Rollers on April 9, 2001. The album began selling via our web site on April 16, 2001, and was released to retail store locations by Navarre Corporation on September 11, 2001;

     * We monitored Quiet Riot's performance in Grand Slam Metal Jam, a scheduled 40 show United States arena concert tour along with the heavy-metal bands Poison, Warrant and Enuff Znuff, that commenced on May 26, 2001. Due to an injury to a member of Poison, the tour terminated in late July 2001. The original tour schedule was as follows:

                       DATE                  CITY
                       ----                  ----

                       May 26                San Antonio, Texas
                       May 27                Houston, Texas
                       May 28                Dallas, Texas
                       May 30                Birmingham, Alabama
                       May 31                Atlanta, Georgia

                       June 2                West Palm Beach, Florida
                       June 3                Tampa, Florida
                       June 5                Charlotte, North Carolina
                       June 6                Raleigh, North Carolina
                       June 8                Virginia Beach, Virginia
                       June 9                Bristow, Virginia
                       June 10               Hershey, Pennsylvania
                       June 13               Wilmington, Delaware
                       June 15               Hartford, Connecticut
                       June 16               Saratoga, New York
                       June 17               Darien, Connecticut
                       June 19               Manchester, New Hampshire
                       June 20               Scranton, Pennsylvania
                       June 27               Kansas City, Kansas

                       July 3                Chicago, Illinois
                       July 4                Detroit, Michigan
                       July 6                Wantaugh, New York

                       July 7                Boston, Massachusetts
                       July 8                Holmdel, New Jersey
                       July 19               Cleveland, Ohio
                       July 20               Toronto, Canada
                       July 21               Columbus, Ohio
                       July 22               Pittsburgh, Pennsylvania
                       July 24               Cincinnati, Ohio
                       July 25               Indianapolis, Indiana
                       July 28               St. Louis, Missouri
                       July 29               Nashville, Tennessee

                       August 7              Denver, Colorado
                       August 8              Salt Lake City, Utah
                       August 15             San Bernardino, California
                       August 17             Las Vegas, Nevada
                       August 18             San Diego, California
                       August 19             Los Angeles, California

     In September, 2001, we conducted a direct marketing campaign, mailing 5,000 color postcards promoting Matt Cheplic and 5,000 promoting Daphne Hero. Postcards were sent to consumers in each of the artist's target demographics. We placed full-color print ads in College Music Journal's "New Music Weekly," promoting Quiet Riot in August, and Matt Cheplic and Daphne Hero in September 2001. We secured interviews and articles in regional publications for Quiet Riot, Matt Cheplic, and Love Saves the Day. These articles appeared in June, July, August, and September, 2001. Love Saves The Day was interviewed by Philadelphia's Channel 6, an ABC affiliate station, on September 15, 2001. It aired on that station's 6:00 News. We hired the firm Rubenstein Public Relations (New York, NY) to publicize us and our artists via print media, radio, and TV, as well as at music industry events.


     In November, 2001, we ordered 3,000 CD's for Eight days Gone, which we expect to receive in late December 2001.


     Each of our artist agreements is for a term of one record album of a minimum of ten songs. Except for our agreement with Quiet Riot, which does not contain any options and our license rights to the Bay City Rollers which only contains an option for one additional CD, all of our agreements, including the agreements underlying our license rights, grant to us options for between two and four additional record albums. We were required to produce one record album for both Naked Underneath and Dennis DeCambre by September 1, 2000, subject, however, to our sale of the minimum number of shares. As indicated above, we met our obligation to Naked Underneath and received a written extension of our obligation to Dennis DeCambre until April 15, 2001. CDS were then manufactured, and we received them on April 25, 2001. Other than Quiet Riot and the Bay City Rollers, none of our artist agreement subject us to a specific production date. None of our artist agreements require us to pay any advances to any of our artists. Except for our agreements with Quiet Riot, and the Bay City Rollers, all of our agreements grant to us the exclusive right and license to sell artist merchandise such as tee shirts, hats, posters, posters, tour books, keychains, etc., subject to a 50% of net receipts payment to the artists. Both Quiet Riot and the Bay City Rollers have the option of, and are presently conducting their own sales of artists merchandise. Except for our agreements with Quiet Riot, and the Bay City Rollers, all of our existing artists agreements, including the agreements underlying our license rights, require us to pay a semi-annual royalty of:

         *   $1.50 on the first 100,000 records sold;

         *   $2.00 on the next 100,000 records sold;

         *   $2.25 on the next 100,000 records sold;

         *   $2.50 for each record sold after that; and

         * $3.00 for any copies sold directly to consumers at live performances.

     All royalty payments are to be made net after deduction for:

          *    returned or defective copies;

          * our recording studio time calculated at $50.00 per hour, except with respect to Summer Snowmen;

          *    manufacturing and design costs;

          * 50% of the costs of any video or television promotional commercial; and

          *    any promotional appearance costs and expenses.

     Our artist agreement with Quiet Riot is for a term of 18 months subject to a single six month extension on mutual consent. We do not have any options for additional albums, nor do we have any artist merchandise rights except upon the request of the artist and the payment of 50% of any net receipts. The agreement requires us to provide the artist with a mastering budget of $1,000, a graphic art and design budget of $1,500 and a photography budget of $1,000.

The agreement also requires us to pay royalties to Quiet Riot after we recoup certain expenses incurred by us in the recording and manufacturing of their CD. Accordingly, and after our recoupment of expenses, the following royalties will ultimately become due to Quiet Riot if and when a sufficient number of copies of "Guilty Pleasures" are sold by Navarre Corporation, our North American distributor:

          *    40% of our gross income for each CD sold at retail outlets;

          *    50% of our gross income for each CD sold via mail order;

          * 50% of our gross income for each CD sold via Internet digital download;

          * 50% of our gross income for each DVD or other audio/visual unit sold;

          * 50% of our gross income for each CD sold via foreign license agreements; and

          * 40% of any cash advance we receive in a foreign license agreement.


Our as yet unexercised license rights to the Bay City Rollers' Live at the Budokan CD is for a term of 12 years. We have one option for a single additional album comprised of new music. We must exercise this option within six months and 21 days from April 15, 2001 by paying a $125,000 advance. In the event we produce the new CD, our $125,000 advance is recoupable out of royalties, otherwise it is non-refundable. We do not have any artist merchandise rights. Our Live at the Budokan license requires us to pay the following royalties to the Bay City Rollers:


          * 35% of our gross income for each CD sold at retail outlets in North America;

          * 35% of our gross income for each CD sold via mail order in North America;

          * 35% of our gross income for each CD sold via Internet digital download in North America;


          * 35% of our gross income for each DVD or other audio/visual unit sold in North America;

          * 15% of our gross income for each CD sold in any manner outside of North America;

          * 0% of any cash advance we receive in a foreign license agreement until we recoup $125,000; and 50% of any foreign cash advances after that.

     All royalty payments in all of our contracts and license rights are to be made net after deduction for:

          *    returned or defective copies;

          *    recording studio costs generated at our studios;

          *    manufacturing and design costs;

          * 50% of the costs of any video or television promotional commercial;

          *    any promotional appearance costs and expenses; and

          * California airfare, production related travel expenses and Rumbo Records recording costs incurred by John Rollo for Quiet Riot's new CD.

     Initially we intend to recruit additional new and emerging artists from the alternative rock/pop genres. We may also purchase outright or license a finished single or album by an artist in these or other genres. Once another new or emerging artist is selected, we intend to enter into an agreement with the artist similar to our artists agreements to either produce "demonstration" recordings to permit us to determine the commercial viability of a new artist or record one or two singles or an album for commercial release with options to record additional albums, at our discretion, at an agreed upon recording budget per recording or album. We intend that the recording agreement will fix royalties and possibly advances to the artist for each album produced under the agreement. In accordance with industry custom, any advances for albums after the initial release would be likely to be based on a percentage of the artist's net royalties from prior albums, less the recording budget. Should one of our new performing artists achieve significant sales for his, her or its most recently-released album, it is likely that we would renegotiate that artist's agreement, granting a higher royalty rate in return for the artist's agreement to an extension of the recording contact for additional albums.

     It is possible that in addition to Quiet Riot and the Bay City Rollers, we will be able to sign an established artist to a recording contract, although we are not currently seeking to enter into a recording contract with or acquire rights to any established artists. We classify any artist that was at one time signed by a major record company and which has a solid fan base as an established artist. There can be no assurance, however, that any such contract could be consummated. In the event that an established artist enters into a recording contract with us, our operating expenses would most likely be higher than those currently contemplated. This could result in an exhaustion of our financing earlier than anticipated, unless offset or exceeded by increased sales of the established artist's products.

     If we redevelop Quiet Riot or the Bay City Rollers into a commercially successful recording artist, or develop any other commercially successful recording artist, there can be no assurance that we will be able to maintain our relationships with such artists even if we have entered into exclusive recording contracts with them. Furthermore, recording artists occasionally request releases from their exclusive recording agreement. Among the reasons that may cause an artist to engage in so-called "label jumping" are expectations of greater income, advances or promotional support by a competing label. There can be no assurance that Quiet Riot or any given artist developed by us will not determine to request a release from its, his or her agreement with us. Because of the highly personal and creative nature of the artist's contractual obligations to us, it is not feasible to force an unwilling artist to perform the terms of its, his or her contract with us. If we do release a "label jumping" artist from its, his or her contract, we may be able to obtain an "override royalty" as consideration for the release. Override royalties are customarily paid by the released artist's new recording company and are based on a percentage of the suggested retail selling price or wholesale price, depending on the particular label in question, subject to certain deductions. Such royalties are payable with respect to a negotiated number of the artist's albums after release from its, his or her existing contract.

      We will seek to contract with our new artists on an exclusive basis for the marketing of their recordings in return for a percentage royalty on the retail selling price of the recording. We will generally seek to obtain rights on a worldwide basis. Whenever possible, we intend to utilize our artists agreements as a typical agreement format providing for the number of albums to be delivered but without advances against royalties being paid upon delivery of each album or upon signing of the contract. Provisions in contracts with established artists vary considerably and may, for example, require us to release a fixed number of albums and/or contain an option exercisable by us covering more than one album. We will seek to obtain rights to exploit product delivered by the artists for the life of the product's copyright. Under the contracts, advances are normally recoupable against royalties payable to the artist. We will seek to recoup a portion of certain marketing and tour support costs, if any, against artist royalties.

Our Internet web site

     Initially, the principal focus of our web site is to:

          * inform consumers about our artists, their schedule and special events;

          *    provide interviews, photos and chats with our artists;

          *    offer music samples and video footage of our artists;

          * to offer consumers the option of ordering CD's and other related merchandise; and

          * provide consumers with details of how to enter contests we periodically intend to conduct.

     On November 12, 2000, we entered into a written preliminary distribution agreement with Mac Milli Entertainment, Inc., a non-affiliated third party online distribution company to provide non-exclusive digital downloaded distribution of our CD's to our customers who are not interested in receiving a hard copy via UPS or similar package delivery service. In light of the April 9, 2001, termination of our agreement with Cyberretail, Navarre Corporation and Mac Milli Entertainment, Inc. will be our sole sources for digital downloading of our CD's.

Manufacturing and distribution

     We currently neither have nor intend to develop or acquire record manufacturing or distribution capabilities of our own. Rather, we intend to enter into distribution or licensing arrangements with third parties. Towards this end, and on January 18, 2001, we entered into a written National Distribution and Warehousing Agreement with Navarre Corporation, a non-affiliated Minnesota corporation. Pursuant to the agreement, we appointed Navarre as the exclusive retail distributor of all of our musical recordings we elect to submit to Navarre and non-exclusive digitally downloaded distributor for a term of three years and automatic and successive annual extensions, subject to a 90 day cancellation prior to the expiration of the initial or renewal term. In consideration, Navarre agreed to pay us a designated base price for each CD sold during the term of the agreement.

     After an initial 90 day waiting period, Navarre's payments of any base prices due us will be paid weekly together with a weekly summary report, and after deduction of 25% return reserve. The agreement also grants us the right to participate in discount programs offered by Navarre to rack jobbers, military bases and others. In early September, 2001, we received our first payment of $47,208 from Navarre Corporation representing gross sales less related artists' expenses from Quiet Riot's first album with us.

     On January 18, 2001, we also entered into a written Manufacturing Agreement and separate Financing Agreement with Navarre that supplements our National Distribution and Warehousing Agreement. These agreements are in connection with a manufacturing service that Navarre developed for the labels that it distributes on a national basis. Pursuant to these agreements, we furnish a duplication master, film for CD imprinting, all artwork design and all printed materials to Navarre. Navarre then sub-contracts the manufacture of our CD's and affords us 75 days to pay for our CD's from the date of shipment, either from orders received or if insufficient orders are received, in cash. We believe that the manufacturing costs, which are specified in the agreement, are equal or better than we could have negotiated for on our own. On the same date, we entered into a separate Manufacturing Agreement with Navarre that covers the production of what the industry refers to as "One Sheets", the two sided, four color promotional material that generally accompanies a CD when sold to resellers. Pursuant to this agreement, Navarre agrees to produce our One Sheets on the same terms as our CD's.

     On January 17, 2000, we entered into an Internet Distribution Agreement with Cyberretail.com, LLC, a non-affiliated company, as our exclusive agent for the fulfillment of any and all orders for our recorded music products ordered via the Internet or on an 800 number for a term of two years. Our agreement, which excluded digitally downloaded music, required us to pay a commission of a designated percentage of the retail price of any of our products sold by Cyberretail. On April 9, 2001, we terminated this agreement and intend to rely upon Navarre Corporation and Mac Milli Entertainment, Inc. as the sole sources for digital downloading of our CD's.

     Historically, the strategy of the major labels has been to control distribution channels. Nevertheless, the market shares of independent distributors, rack jobbers or independent contractors that manage music department of department stores such as K-Mart and Wal-Mart, mail order companies, touch-tone 800 number sales, Internet sales, and television sales have all increased. We believe that this growth, fueled by the development of the Internet and other ongoing changes in the marketplace, will continue. Another trend is the consolidation of retail outlets into large retail chains, however, specialized distributors can be utilized to sell prerecorded music products to large retail chains. Because of our small size, we may not be able to take advantage of traditional distribution channels, such as specialized distributors. However, we expect to be able to take advantage of interactive, in-home marketing through the Internet, telephone, satellite relays, or other evolving technologies that we believe will have a significant effect on distribution in the future. However, there is little agreement as to precisely what this effect will be. We believe that control and ownership of the creative products will be a key factor in the new market where distribution can be accomplished more quickly and inexpensively.

     Typical distribution for an independent label such as ours is through either a major label-owned branch system or through independent distributors. The major label-owned distribution companies offer national distribution, consistent market visibility, accounts receivable and collection administration. Independent distributors offer similar services, but normally on a much smaller scale.

Copyrights and intellectual property

     Our prerecorded music business, like that of other companies involved in prerecorded music, will primarily rest on ownership or control and exploitation of musical works and sound recordings. Our music entertainment products are expected to be protected under applicable domestic and international copyright laws.

     Although circumstances vary from case to case, rights and royalties relating to a particular recording typically operate as follows: When a recording is made, copyright in that recording vests either in the recording artists and/or their production companies and is licensed to the recording company or in the record company itself, depending on the terms of the agreement between them. Similarly, when a musical composition is written, copyright in the composition vests either in the writer and is licensed to a third-party music publishing company, or in a third-party music publishing company or in a publishing company owned and controlled by the artist. A public performance of a record will result in money being paid to the writer and publisher. The rights to reproduce songs on sound carriers i.e., phonograph records, are obtained by record companies or publishers from the writer or the publishing company entitled to license such compositions. The manufacture and sale of a sound carrier results in mechanical royalties being payable by the record company to the publisher of the composition, who then remits a portion of such royalties to the writer or writers of the composition at previously agreed or statutory rate for the use of the composition and by the record company to the recording artists for the manufacture and distribution of the recording. We intend to operate in an industry in which revenues are adversely affected by the unauthorized reproduction of recordings for commercial sale, commonly referred to as "piracy," and by home taping for personal use.

     Potential publishing revenues may be derived from our ownership interest in musical compositions, written in whole or in part by our recording artists or by writers who are signed exclusively to us. We intend to secure a partial ownership position in the copyright to compositions written by our recording artists or signed writers where such rights are available and have not been previously sold or assigned. Performance rights in any compositions owned by us will be enforced under agreements we intend to enter into with performing rights organizations such as the American Society of Composers, Authors, and Publishers, Broadcast Music, Inc. and SESAC, Inc., which licenses the public performance of a composition to commercial users of music such as radio and television broadcasters, restaurants, retailers, etc., and disburse collected fees based upon the frequency and type of public performances they identify. Generally, revenues from publishing are generated in the form of:

          * mechanical royalties, paid by the record company to the publisher for the mechanical duplication of a particular copyrighted composition, as distinct from the copying of the artist's performance of that composition;

          * performance royalties, collected and paid by performing rights entities such as ASCAP and BMI for the actual public performance of the composition as represented by radio airplay, Musak, or as a theme or jingle broadcast in synchronization with a visual image via television;

          * sub-publishing revenues derived from copyright earnings outside of the United States and Canada from our collection agents located outside of the United States and Canada; and

          * licensing fees derived from printed sheet music, uses in synchronization with images as in video or film scores, computer games and other software applications, and any other use involving the composition.

     Typically, music publishing agreements with songwriters are "exclusive," permitting us ownership of the copyrights in all compositions created by the songwriter, in whole or in part, during the term of the agreement usually in exchange for the payment of an advance to the songwriter and, after the recoupment of such advance, the payment of royalties on sales of sound carriers embodying any such compositions. In some cases, we may seek to acquire a catalog of compositions previously created by a songwriter or group of songwriters as a music publishing asset. The can be no assurance, however, that we will be successful in entering into agreements with any songwriters or acquiring any catalogs or that any agreements entered into will result in any revenue to us.

         We intend to engage in licensing activities involving both the acquisition of rights to certain master recordings and the licensing and the granting of rights to third parties in the master recordings and compositions we may acquire.


     On December 29, 2000, we filed an application for the service mark Bodyguard Records.com, Inc. with the United States Patent and Trademark Office. We received a Notice of Publication on August 1, 2001, and received notification of the issuance of this service mark on November 13, 2001.


Competition

    We compete with providers of prerecorded music and related products both through traditional retail channels and over the Internet. Our current and anticipated competitors include:

          *    Atlantic Recording Group;

          *    Universal Music Group;

          *    RCA Records;

          *    Arista Records;

          *    Rounder Records; and

          *    Matador Records.

In addition, there are many companies that provide Web sites and online destinations targeted to the digital downloading of music as well as to the record industry in general. All of these companies compete with us for visitor traffic, advertising dollars and electronic commerce partners. The market for Internet content companies in the record industry is new and rapidly evolving.

Competition for visitors, advertisers and electronic commerce partners is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in our market. Increased competition could result in:

    *        lower advertising rates;

    *        price reductions and lower profit margins;

    *        loss of visitors;

    *        reduced page views; or

    *        loss of market share.

Any one of these could materially and adversely affect our business, financial condition and results of operations. In addition, our ability to compete successfully depends on many factors. These factors include:

    *        the quality of the content provided by us and our competitors;

    *        how easy our respective services are to use;

    *        sales and marketing efforts; and

    *        the performance of our technology.

    Many of our competitors and potential new competitors have:

          *    longer operating histories;

          *    greater name recognition in some markets;

          *    larger customer bases; and

          * significantly greater financial, technical and marketing resources.

These competitors may also be able to:

          * undertake more extensive marketing campaigns for their brands and services;

          *    adopt more aggressive advertising pricing policies;

          * use superior technology platforms to deliver their products and services; and

          * make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third-party content providers.

    Our competitors may develop content that is better than ours or that achieves greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. This could have a material and adverse effect on our business, financial condition and results of operations.

    We also compete with the major labels and independent labels for advertisers and advertising revenue. If advertisers perceive the Internet or our network to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to Internet advertising or to advertising on our website.

    We may have to compete with Hardrive Records.com, Inc., a privately owned Internet music company for which John Rollo, Eugene Foley and Kenneth Pollendine, our three executive officers and directors, once served as executive officers, directors and principal stockholders. Until November 2000, when Hardrive Records ceased doing business and sold its artists' recording and other rights, Hardrive Records operated out of the same offices as we do. John Rollo resigned as an executive officer and director of Hardrive Records on January 5, 2001, and Kenneth Pollendine resigned as a director of Hardrive Records on February 8, 2001. However, John Rollo and Eugene Foley are still parties to written employment agreements they entered into with Hardrive Records, which may compete with the written employment agreements they entered into with Bodyguard Records. As a result of this situation, and until the affairs of Hardrive are settled, we may find we have to compete with Hardrive for the time and attention of John Rollo and Eugene Foley. This would put us in a position of almost having to compete with ourself. The existence of these conflicts of interest during this period may present a distraction and may diminish our chances to achieve profitable operations. Mr. Foley has advised us he intends to resign as an executive officer and director of Hardrive as soon as its affairs are settled. Both Messrs. Rollo and Foley deny that any conflict of interest exists with Hardrive. In addition, Mr. Rollo denies that he has any continuing responsibility to Hardrive Records under his employment agreement which he contends ended when he resigned.

Environmental matters

    We are not aware of any environmental liability relating to our facilities or operations that would have a material adverse affect on us, our business, assets or results of operations.

                                    Employees

    As of September 30, 2001, our only employees were John Rollo, Gene Foley, and Kenneth Pollendine, our executive officers and directors. Messrs. Rollo and Foley are each devoting 100% their full time to our affairs, while Mr. Pollendine is only devoting 25% of his time to our affairs. Richard A. Iamunno, our 'outside' director, is only devoting such percentage of his time to our affairs as is required to attend board of directors meetings and to consult with our management when so requested. Upon the sale of at least the minimum number of shares, of which there can be no assurance, both Messrs. Rollo and Foley have agreed to continue to devote their full time to our business and affairs, and Mr. Pollendine has agreed to devote 85% of his time to our business and affairs.

    In addition, in the event either we are successful in selling all of the offered shares or are successful in the sale of such number of CD's that we reach positive cash flow, we intend to employ additional executive and/or administrative personnel including a full time chief financial officer or controller with industry experience. In the interim, we intend to employ such part time or temporary clerical and bookkeeping help as we deem necessary. We may also employ independent consultants and advisors. We consider our relations with our employees to be good.

                                   Facilities


Until August 31, 2001, we maintained our principal executive offices and studio at 138 Fulton Street, New York, New York 10038 where approximately 2,000 square feet of space was subleased from a non-affiliated landlord under a four year written sublease that expired on August 31, 2001 at monthly rentals starting at $1,800 and increasing to $2,024. Our rent was $2,000 per month. The sublease was assigned to us by Rollo Entertainment, Corp., a Delaware corporation controlled by and under common control of John Rollo our president, chief operating officer and a director. Our sublease, which was personally guaranteed by our president, John Rollo, required us to pay all utility costs and does not provide for an option to renew. Our Fulton Street lease expired on August 31, 2001.


On July 11, 2001, we entered into a written one year lease agreement with a non-affiliated landlord for the use of approximately 1,500 square feet of space at 56 Colfax Avenue, Clifton, New Jersey 07015. Our lease commences on August 1, 2001, terminates on July 31, 2002 and grants us the right to renew each year at increased rental payments. We agreed to pay annual rentals of $11,400 ($950 per month) for the first year, $12,000 for the first years' extension, $14,400 for the second year's extension, $15,000 for the third and an increase of $600 per year for each year thereafter. Our new space is adequate for our needs and we are using it to approximately 75% of its capacity. In late July 2001, we moved all of the recording equipment from our New York City recording studio to Clifton, New Jersey.

                            Governmental Regulations

         Legislatures and government agencies have adopted and are considering adopting laws and regulations regarding the collection and use of personal information obtained from individuals when accessing web sites. For example, Congress recently enacted the Children's Online Privacy Protection Act, which restricts the ability of Internet companies to collect information from children under the age of 13 without their parents' consent. In addition, the Federal Trade Commission and state and local authorities have been investigating Internet companies regarding their use of personal information. Our privacy programs may not conform with laws or regulations that are adopted. In addition, these legislative and regulatory initiatives may adversely affect our ability to collect demographic and personal information from users, which could have an adverse effect on our ability to provide advertisers with demographic information.

                                   Management

Directors and executive officers

     The following table sets forth the executive officers, directors and key employees of Bodyguard, their ages and the positions held by them:

NAME                      AGE                    POSITION
----                      ---                    --------

Gene Foley                33            chief executive officer and director

John Rollo                47            president, chief operating officer
                                        and director

Kenneth Pollendine        53            chief financial officer, secretary and
                                        director

Richard A. Iamunno        43            director


Except for the fact that John Rollo and Kenneth Pollendine are first cousins, no family relationship exists between any of these four men.


Business experience

JOHN ROLLO has been our president, chief operating officer and a director since our inception in November 1999. Simultaneously, and from February 1998 to January 5, 2001, Mr. Rollo also served as president and a director of Cream Records, Inc., a New Jersey corporation that changed its name to Hardrive Records.com, Inc., and which intended to sell records over the Internet. Simultaneously and since 1996, Mr. Rollo has served as president of Rollo Entertainment Corp., a Delaware corporation which provides and supervises music recording services, offers artist development and career guidance, and administers independent A&R (artist & repertoire). Before that and since 1982, Mr. Rollo has been a self employed music industry consultant, engaged in the creative development and technical production of musical recordings. In this capacity, he has been the recipient of Grammy awards for engineering and mixing of Jimmy Cliff's "Cliffhanger", and a second Grammy award for producing Joe Cocker's contribution in "The Bodyguard" motion picture soundtrack CD for Arista Records. Additionally, Mr. Rollo has earned Recording Industry Association of America and/or Ampex Golden Reel awards for his involvement with the following music productions:

Artist               Album               Award                Contribution

Joe Cocker           The                 Gold and             Engineer
                     Bodyguard           Multi-Platin         and
                     Soundtrack          um                   Producer

Jimmy Cliff          Cliff Hanger        Gold and             Engineer,
                                         Platinum             Producer
                                                              and Mixer

The Kinks            Phobia              Gold                 Engineer

The Kinks            State of            Gold and             Engineer
                     Confusion           Platinum

The Kinks            Give The            Gold and             Engineer
                     People              Platinum,            and Mixer
                     What They           Ampex
                     Want                Golden
                                         Reel

The Kinks            One For             Gold and             Engineer
                     The Road            Platinum,            and Mixer
                                         Ampex
                                         Golden
                                         Reel

The Kinks            Low Budget          Gold and             Engineer
                                         Platinum,            and Mixer
                                         Ampex
                                         Golden
                                         Reel

The Kinks            Superman            Gold and             Engineer
                                         Platinum             and Mixer

Joe Cocker           Unchain My          Gold and             Engineer
                     Heart               Platinum             and Mixer

Joe Cocker           One Night           Gold and             Engineer
                     of Sin              Platinum             and Mixer

Eric Clapton         Knocking            Gold and             Engineer
                     On                  Platinum             and Mixer
                     Heaven's
                     Door

Leslie               All Washed          Gold and             Engineer
McKeown              Up                  Platinum,            and Mixer
                                         Ampex
                                         Golden
                                         Reel

Kool & The           Fresh               Gold and             Remixed
Gang                                     Platinum

The Sweet            Sweet               Gold and             Engineer
                     Fanny               Platinum
                     Adams

Bonnie               Secret              Gold                 Producer
Tyler                Dreams and                               and
                     Forbidden                                Engineer
                     Fire


The Recording Industry Association of America is the generally recognized and accepted industry association for sales certification purposes. Ampex Golden Reel Awards are presented to recording studios, producers and engineers who participate in an album that was recorded on Ampex reel to reel tape, and reaches the "gold" milestone of 500,000 units sold. Mr. Rollo has signed many new artists to major labels both in England and the United States. Once signed, Mr. Rollo worked with the artists in order to develop songs, produce recordings and overseeing progress through the various creative phases leading up to and including final contract negotiations. In addition to these Grammy award winners, Mr. Rollo has been engaged as producer and/or engineer with the following recognized recording artists: Joe Cocker, Jimmy Cliff; Southside Johnny & the Asbury Jukes, Phoebe Snow, Bonnie Tyler, Paul Young, The Kinks, Eric Clapton, George Benson, Kool & the Gang, O'Jays, Stevie Nicks and Gang of Four. In addition to Mr. Rollo's independent activities, he has acted as chief engineer and record producer for the House of Music, then located in West Orange, New Jersey, from 1985-1990.

GENE FOLEY has been our chief executive officer and a director since our inception in November 1999. Simultaneously, and from February 1998 to November 2000, Dr. Foley also served as chief executive officer and a director of Cream Records, Inc., that changed its name to Hardrive Records.com, Inc., and which intended to sell records over the Internet. Before that since 1988 Dr. Foley has served as the president of Foley Entertainment, a privately owned music industry consulting firm in New Jersey which was incorporated in 1994 under the name Foley Entertainment, Inc. Dr. Foley received a bachelor of arts degree in political science from Kean University, Union, New Jersey, in 1991. In 1993, Dr. Foley received a masters degree in political science from Pacific Western University, New Orleans, LA. In 1994, Dr. Foley received a doctor of philosophy degree in political science from the same university. In 1994, Dr. Foley received a Juris doctor degree in law from Kensington University, Glendale, CA. Dr. Foley's book "How To Make It In Music In Six Months...and Eighteen Years" was co-written with Steve Parry, a former Columbia Records' recording artist. Dr. Foley's clients have earned one Grammy award and four Recording Industry Association of America gold record awards and one platinum award. Dr. Foley has contributed to music related features on NBC, MTV, VH-1, PBS, Fox and in Forbes magazine. His clients have been involved in projects in various capacities with numerous major labels including Columbia, RCA, Atlantic, Warner Bros., EMI, Polygram, Capitol, Arista, Elektra, A&M, Epic, Geffen and Sony.

KENNETH POLLENDINE, has been our chief financial officer, secretary and a director since our inception in November 1999. Simultaneously, and from February 1998 to November 2000, Mr. Pollendine also served as chief financial officer, secretary and a director of Cream Records, Inc., a New Jersey corporation that changed its name to Hardrive Records.com, Inc., and which intended to sell records over the Internet. Before that since 1994, Mr. Pollendine was a private entertainment and music consultant in London, UK, providing short term freelance services to a variety of artists and companies. Before that and since 1986, Mr. Pollendine was employed by Oracle Corporation, a multinational manufacturer and distributor of computer software, in increasingly responsible positions including general manager and chief executive officer of Oracle's Southern England operations. Mr. Pollendine received a bachelor of arts degree in mathematics from Open University, London, UK in 1979.

RICHARD A. IAMUNNO, has been a director of our company since March 29, 2001. Simultaneously, and since 1994, Mr. Iamunno has been a director of Atlantic International Capital Holdings, a Bermuda based financial services Company with offices in both Florida and Bermuda, and its president since 2001. Simultaneously, and from 1995 to 2000, Mr. Iamunno served as the president and chief executive officer of Online Gaming Systems, Ltd., a publicly owned interactive gaming company headquartered in Las Vegas, Nevada, with offices in South Florida, Sydney, Australia and Johannesburg, South Africa. Before that from 1988 to 1994, Mr. Iamunno was the president, of Ameristar International, Inc., a New York based financial services company. From 1984 to 1988, Mr. Iamunno was employed by the Information Services division of Western Union Corporation as a Senior Director, where he managed and directed the marketing department for all on-line based information service products. From 1981 to-1984, Mr. Iamunno was employed as a Marketing Manger by Dun & Bradstreet corporation. Mr. Iamunno attended Drake University, Des Moines, Iowa, from 1976 to 1979.

Director compensation

     For the first full year following the successful conclusion of this offering, no director will receive any compensation for his service as a member of the board of directors. However, and in the event Mr. Pollendine's attendance is required in the United States, or Mr. Iamunno's attendance is required in New York, we will reimburse them for their respective expenses in connection with the attendance at board meetings up to a maximum of $1,000.

We currently do not provide compensation for special assignments of the board of directors. We may in the future grant options to our directors to purchase shares of common stock.

Executive compensation


THE FOLLOWING TABLE SETS FORTH THE COMPENSATION AWARDED TO, EARNED BY, SET ASIDE, PAID TO OR ACCRUED DURING THE PERIOD FROM INCEPTION THROUGH September 30, 2001, FOR ON BEHALF OF OUR THREE EXECUTIVE OFFICERS AND DIRECTORS OR ANY OTHER PERSON FOR SERVICES RENDERED IN ANY OR ALL CAPACITIES ON OUR BEHALF:



                     Annual Compensation                                                   Long-Term Compensation
                                                                                 Awards                              Payouts

                                                               Other            Restricted     Securities       LTIP          All
Name and                                                       Annual           Stock          Underlying       Pay          Other
Principal Position       Year        Salary      Bonus         Compen-          Awards         Options/         Outs        Compen
                                                               sation                          SAR's                        -sation


John Rollo               1999           -          -                -               -                -             -           -
President and            2000           -          -                -
COO                      2001           -          -                -

Eugene Foley             1999           -          -                -               -                -             -           -
                         2000           -          -                -
Chief Executive          2001           -          -                -
Officer


Kenneth
Pollendine               1999           -          -                -               -                -             -           -
Chief Financial          2000           -          -                -
Officer                  2001           -          -                -
-----------------------  ----------- ----------  ------------  ---------------  -------------  ---------------  ----------  --------

As indicated below under the caption "Employment Agreements", Messrs. Rollo and Foley have agreed to waive any and all right they may have had to receive compensation from us and to defer the commencement of their employment agreements with us until the closing date of this offering. They have further agreed to accrue $15,000 or 20% of their $75,000 first year's annual salary under certain circumstances. Accordingly, and if and when we close on the minimum number of shares of our common stock, we intend to commence paying salaries to John Rollo and Gene Foley of $60,000 under their employment agreements and accruing $15,000 for the first year. We also intend to commence paying a salary of $60,000 to Kenneth Pollendine for the first full year following such closing. We have no written employment agreement with Mr. Pollendine.

However, and for financial statement purposes through September 30, 2001, we have reflected all executive compensation under our employment agreements with Messrs. Rollo and Foley as additonal contributed capital.


Employment agreements

On December 1, 1999 Messrs. Rollo and Foley each entered into three year written employment agreements with us which were amended on June 7, 2000, June 1, 2001 and December 17, 2001. Under these employment agreements, as amended, both men have agreed to waive any and all right they may have had to receive compensation from us or any compensation which may have accrued under their original agreements until the closing date of this offering. In addition, both men have agreed to defer the commencement of their employment agreements with us until the closing date of this offering. Finally, both men further agreed to accept salaries of $75,000 for the first year subject to a cost of living adjustment in each of the two following years, together with customary health benefits, three weeks vacation and accountable expense reimbursement provisions. However, and in the event we sell only the minimum number of shares, both Messrs. Rollo and Foley have agreed to accept $60,000 as their first years salary and to accrue the remaining $15,000 or 20% of their $75,000 salary until the earlier of the raising of additional capital or the generation of positive cash flow. In the event we are unable to raise additional capital or generate of positive cash within 24 months, our obligation to pay Messrs. Rollo and Foley their first years accrued salary shall automatically lapse. In addition, and subject to the sale of at least the minimum number of shares, we have agreed to pay Messrs. Rollo and Foley each a bonus if and when any of our artists reach certain levels of net CD sales under our artist agreements. All bonuses will be cumulative and payable within 30 days after confirmation of CD sales as follows:


                           NO. OF CD'S SOLD CASH BONUS

                       100,000                    $ 10,000
                       250,000                      25,000
                       500,000                      50,000
                     1,000,000                     100,000

     As an example, if our artists were to sell 1,500,000 CD's, we would be required to pay a bonus of $185,000, i.e., $10,000 + $25,000 + $50,000 +
$100,000, each to John Rollo and Eugene Foley.

Option grants in last fiscal year

On February 4, 2000 we adopted a 2000 long term incentive plan where an aggregate of 150,000 shares were reserved for issuance under this plan. Our plan is administered by the board of directors as a means of attracting and retaining key employees and compensating non-employee directors, consultants and others who perform services on our behalf. Under our plan, our board of directors may, from time to time, grant:

         *   Qualified stock options;

         *   non-qualified stock options;

         *   stock units;

         *   restricted stock; and

         *   stock appreciation rights

to purchase common shares to officers, directors, employees and consultants who render services to us. Awards under our plan are granted at a reasonable price as determined by a committee of our board of directors that ultimately will consist of at least two "disinterested" directors, except that the exercise price of incentive stock options to persons who, at the date of grant, own stock possessing more than ten percent of the combined voting power of our outstanding stock, may not be less than one hundred ten percent of the fair market value of our common stock. Until our board of directors is expanded to include two outside directors, awards will be approved by the entire board of directors.

 We have not granted any options to purchase our common stock under the Plan and no option grants are currently contemplated.

                 Certain Relationships and Related Transactions

    On December 6, 1999, we issued an aggregate of 200,000 shares to Rollo Entertainment, Corp., a Delaware corporation controlled by and under common control of John Rollo, our President, and a director and principal stockholder. We valued the 200,000 shares at $50, which represented the fair market value of the stock at the time of issuance. In addition, Mr. Rollo has provided the following:

          * Rollo Entertainment's granting to us the two year right and license to utilize its New York City recording studio and equipment with a maximum fair market value of $600,000, which represents an hourly rate of $150 and a maximum use of 35 hours per week. From inception through June 30, 2001, the equipment and studio was used for approximately 916 hours, with an aggregate of $137,336; and

          *    Rollo Entertainment assigned its sublease agreement to us.

    Rollo Entertainment is 100% controlled by John Rollo, a principal shareholder, director and officer of Bodyguard Records. Despite the terms of our sublease with Rollo Entertainment, We paid the non-affilaited landlord at 138 Fulton Street in New York City an aggregate of $2,000 per month for rent, or an aggregate of $22,000. From July 2000, to August 31, 2001, we were the only tenant utilizing the space at 138 Fulton Street in New York City. The material terms of the sublease were as follows:

     Remaining
     term:          Until August 31, 2001;

     Rent: Started at $1946 and escalated to $2024 by the end of the term;


     Additional
     Costs: Bodyguard paid $400 per month for electricity and maintenance fees; and maintaining liability insurance on the premises.


    Our sublease with Rollo Entertainment and Rollo Entertainment's master lease with the landlord at 138 Fulton Street in New York City expired on August 31, 2001.



On December 6, 1999, we issued an aggregate of 200,000 shares to Gene Foley, our chief executive officer, a director and a principal stockholder. We valued the 200,000 shares at $50, since the shares were issued in consideration for Mr. Foley's contribution to us of an aggregate of $50 in cash.

On January 21, 2000, we issued an aggregate of 190,000 shares to three non-affiliated individuals in consideration for an aggregate of $25,000 in cash in order to launch our website and to commence this offering. Each of these individuals agreed not to publicly sell any of their shares of our stock for 24 months. Later, and on various dates between February, 2000 and June, 2000, we sold an aggregate of 310,000 shares for $.20 per share to a group of six accredited investors In a private placement in order to raise $62,000 to finalize the construction of our website, to conduct this offering and commence operations. On various dates between July 15, 2000 and March 15, 2001, we borrowed an aggregate of $185,000 from two accredited persons in order to stay in business until we can conduct this offering. The $80,000 we borrowed between July 15, 2000 and December 1, 2000, was pursuant to five separate short term loan agreements at 12%. On February 1, 2001, we entered into an agreement extended the due date of three of these loans, aggregating $40,000, until the earlier of July 31, 2001, or the closing date of this offering. The $105,000 we borrowed between January 4, 2001 and March 15, 2001, was pursuant to five separate 13 month convertible loan agreements at 9% that grant the same individual holder the right to convert the loans into an aggregate of 105,000 shares at $1.00 per share at any time after the termination of this offering but before the respective due dates of the loans. On April 24, 2001, we borrowed an aggregate of $100,000 from an accredited investor pursuant to a 13 month loan agreement. We are using this money as working capital until we can conduct this offering. On April 5, 2001, July 3, 2001, August 6, 2001 and August 28, 2001, we borrowed an aggregate of $70,000 from one accredited individual. These loans are each for a term of 13 months at 11% per annum with interest and principal due in one lump sum on the respective due dates. On May 30, 2001, July 10, 2001 and August 10, 2001, we borrowed an aggregate of $75,000 from one entity. These loans are for a term of 13 months at 12% per annum with interest and principal due in one lump sum on the respective due dates.


Our sublease at 138 Fulton Street, was personally guaranteed by our president, John Rollo, was assigned to us by Rollo Entertainment, Corp., a Delaware corporation controlled by and under common control of John Rollo. As previously stated, this sublease expired on August 31, 2001.



On February 21, 2001, we entered into a 20 year licensing agreement with Atlantic International Capital Holdings, a Bermuda corporation controlled by or under common control of Richard Iamunno, who thereafter became a director of Bodyguard on March 29, 2001. The licensing agreement covers our worldwide right to utilize the names, artwork negatives, likenesses or biographies of the artists and the master recordings of three of our new artists, Matt Cheplic, Daphne Hero and Jake Thomas for virtually all commercial and promotional purposes. Under the licensing agreement, we agreed to pay AICH a royalty of ten percent (10%) of Bodyguard's net-after-recoupment income for each record or CD manufactured and sold at retail outlets or via digital distribution and featuring the three artists covered by the licensing agreement. Our recoupable expenses include all recording studio time, mastering services, compact disc and DVD manufacturing costs, engineering fees, graphic design, photography, publicist fees, print advertising, session musician costs, advances, salary or financial compensation of any kind, food, fuel and accommodation expenses during promotional appearances and touring; and fifty percent of the cost of a any promotional video and cable television commercial, that we elect to film.

On February 21, 2001, we also entered into a 12 year licensing agreement with Atlantic International Capital Holdings. This licensing agreement covers our worldwide right to utilize: (i)multitrack tape or two-track stereo master tape either mixed from or recorded from the original multitrack tape comprising the master recordings of the music comprising the Live at the Budakon, 1977 commercial sound recording by the Bay City Rollers; (ii) all right, title and interest in and to the artist recording agreement with Webnet International, Inc., LLC, a Delaware limited liability company providing the services of the Bay City Rollers underlying and giving rise to the master recording, including the single option for an additional master recording; and (iii) the rights and responsibilities pertaining to the master recording under a certain joint venture agreement dated December 10, 1999 with Exploration, Inc., a non-affiliated Utah corporation, for virtually all commercial and promotional purposes. Under the licensing agreement, we agreed to pay AICH a royalty of ten percent (10%) of Bodyguard's net-after-recoupment income for each record or CD manufactured and sold at retail outlets or via digital distribution and featuring the Live at the Budakon, 1977 commercial sound recording by Bay City Rollers and covered by the licensing agreement. Our recoupable expenses include all recording studio time, mastering services, compact disc and DVD manufacturing costs, engineering fees, graphic design, photography, publicist fees, print advertising, session musician costs, advances, salary or financial compensation of any kind, food, fuel and accommodation expenses during promotional appearances and touring; and fifty percent of the cost of a any promotional video and cable television commercial, that we elect to film.

Between April 2000, and September 30, 2001, and pursuant to two verbal agreements, we advanced an aggregate of $174,506 to: (i) Rollo Entertainment Corp., a Delaware corporation of which John Rollo, an executive officer, director and principal stockholder of Bodyguard Records is the sole officer, director and stockholder; and (ii) Foley Entertainment, Inc., a New Jersey corporation of which Eugene Foley, an executive officer, director and principal stockholder of Bodyguard Records, is the sole officer, director and stockholder. The funds were advanced to the two entities for the development of Bodyguard Records and our roster of artists; and for promotional, marketing and related services and expenses. Our verbal agreements included the understanding that the payment of compensation for services and the advancement and reimbursement of expenses would cease upon the closing of this offering.


                             Principal Stockholders



    The following table sets forth information with respect to beneficial ownership of our common stock, as of December 31, 2001 and as adjusted to reflect the sale of common stock offered by us in this offering for:


          * each person known by us to beneficially own more than 5% of our common stock;

          *    each executive officer named in the summary compensation table;

          *    each of our directors; and

          *    all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for Messrs. Rollo and Foley is c/o Bodyguard Records, Inc., 56 Colfax Avenue, Clifton, New Jersey 07015. The address for Ellen Rosenberg is PO Box 1223, Long Beach, New York 11561. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person assumes that all shares offered by this prospectus are sold. Percentage of beneficial ownership is based on 900,000 shares of common stock outstanding as of August 31, 2001, and 1,300,000 shares of common stock outstanding after completion of this offering if all offered shares are sold.

                                       SHARES BENEFICIALLY OWNED             SHARES BENEFICIALLY
                                          PRIOR TO OFFERING                  OWNED AFTER OFFERING
                                          -----------------                 --------------------

                                                                         MINIMUM           MAXIMUM
Name of Beneficial Owner               Number        Percent         Number   Percent   Number  Percent
------------------------               ---------------------         ---------------    ---------------

Rollo Entertainment,  Corp.            200,000        22%           200,000       20%      200,000    15%
Gene Foley                             200,000        22            200,000       20       200,000    15
Ellen Rosenberg                        150,000        17            150,000       15       150,000    11.5

All directors and executive
officers as a group (4 persons)        400,000        44%           400,000       40%      400,000    30%

John Rollo is the sole beneficial owner of the shares owned by Rollo Entertainment, Corp.


                           Market for Our Common Stock

There is currently, no public market for our common stock. At a future date and if we meet the requirements, we will undertake to have our common stock listed on the OTC Bulletin Board maintained by members of the National Association of Securities Dealers, Inc.

                         Shares Eligible for Future Sale


As of December 31, 2001, we had an aggregate of 900,000 shares of our common stock outstanding. All of these shares are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144 promulgated under the Securities Act of 1933 or another exemption from registration.

In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sales is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliates. As of December 31, 2001, 655,000 shares were eligible for sale under Rule 144. However, an aggregate of 190,000 of our outstanding shares were issued to investors in our January 2000 bridge financing who agreed to voluntarily restrict the public sale of such shares for a period of 24 months.


                        Description of Our Capital Stock

General


     Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.01 per share, the rights and preferences of which may be established from time to time by our board of directors. As of December 31, 2001, we had nine stockholders of record.


Common stock

    Under our certificate of incorporation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. They do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by the board of directors out of legally available funds. In case of a liquidation, dissolution or winding up of Bodyguard, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after payment of all of our liabilities and any preferred stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred stock

    Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time, shares of preferred stock in one or more series. The board of directors may fix the number of shares, designations, preferences, powers and other special rights of the preferred stock. The preferences, powers, rights and restrictions of different series of preferred stock may differ. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. The issuance may also have the effect of delaying, deferring or preventing a change in control of our company. We currently have no shares of preferred stock outstanding.

                              Plan of Distribution



    The shares we are offering shall be offered on a self underwritten basis in the States of New Jersey, New York, Pennsylvania and Delaware to qualified investors and outside the U.S. The offering is self underwritten by Bodyguard Records, which is offering the shares directly to investors through John Rollo and Gene Foley, two of our officers and directors, who will offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts in and outside of the music business who have indicated an interest in Bodyguard Records. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker. Messrs. Rollo and Foley intend to offer our shares directly to investors without registration as a broker-dealer under the Securities Act of 1934 by virtue of Rule 3a4-1 of that Act based upon the following: 1. They are not subject to any statutory disqualification at the time of their participation; 2. They will not be compensated in connection with their participation by the payment of a commission or other remuneration either directly or indirectly on transactions in securities; 3. They are not and will not be at the time of her participation an associate persons of a broker or dealer; 4. Each of them primarily performs, and intend to continue to perform at the end of the offering, substantial duties for and on behalf of our company otherwise then in connection with transactions and securities; 5. Neither of them was a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and 6. Neither of them presently participates and will not participate in selling an offering of securities for any other company.


    We do not intend to allow any of our officers or directors to purchase shares in this offering. Were any officer or director to disregard our policy, none of the shares that they purchased would count towards satisfying our 100,000 minimum share purchase requirement.

    However, we are reserving the right to use broker dealers in this offering. In the event that the services of these selling agents are used, we will pay a 10% commission on all such sales, and will also pay non-accountable selling expenses up to a maximum of 3%. Any selling agents may be deemed to be statutory underwriters within the meaning of the Securities Act. No selling agent has agreed to underwrite this offering on a "firm commitment", "best efforts" or any other basis. We may allocate a specific number of shares to any or each selling agent for sale. However, such allocations may be reduced or revoked at any time during the offering, and no selling agent is obligated to purchase or sell any minimum number of shares. In the event we make an arrangement with a broker dealer after the effectiveness of this offering, we will file a post-effective amendment to the registration statement identifying the broker dealer and disclosing all relevant information concerning our relationship with the broker dealer.

                                  Legal Matters

The validity of the common stock covered by this registration statement will be passed upon for Bodyguard by Lester Yudenfriend, Esq.

                                     Experts


The audited financial statements included in the registration statement on Form SB-2 have been audited by Sobel and Co., LLC, independent certified public accountants, to the extent and for the periods set forth in their report, and are included in reliance upon the authority of this firm as experts in auditing and accounting.


                    Anti-takeover Effects of Delaware Law and
                        Our Certificate of Incorporation


    The provision of our certificate of incorporation, which is summarized in the following paragraph, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider it its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Classified board of directors

    Our board of directors may be divided into classes of directors serving staggered terms. Upon expiration of the term of a class of directors, the directors in that class may be elected for an additional term at the annual meeting of stockholders in the year in which their term expires. In addition, our board of directors may be removed only for cause and only by the affirmative vote of holders of not less than 51% of our outstanding capital stock entitled to vote generally in the election of directors. These provisions, when coupled with the provision of our certificate of incorporation authorizing the board of directors to fill vacant directorships, may delay a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with its own nominees.

                                 Transfer Agent

    The transfer agent for our common stock is Jersey Transfer & Trust Co., 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044.

                                    Rule 144

    In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

          * 1% of the number of shares of common stock then outstanding, which will equal approximately 9,000 shares immediately prior to this offering; or

          * the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

    Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

                                   Rule 144(k)

    Under Rule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold at any time.

                                    Rule 701

    In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

                       Where You Can Find More Information

    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Bodyguard and the common stock, reference is made to the registration statement and the attached exhibits and schedules.

    You may read and copy all or any portion of the registration statement or any reports, statements or other information in our files in the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Commission filings, including the registration statement, will also be available to you on the Commission's Internet site which is http://www.sec.gov.

    We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors and to make available to our stockholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

                           BODYGUARD RECORDS.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

BODYGUARD RECORDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
MARCH 31, 2001 AND 2000


CONTENTS

                                                                       PAGE

Independent Auditors' Report...........................................  1

Financial Statements:

    Balance Sheet......................................................  2

    Statements of Operations...........................................  3

    Statements of Stockholders' Equity.................................  4

    Statements of Cash Flows...........................................  5

Notes to Financial Statements..........................................6-10

INDEPENDENT AUDITORS' REPORT

To the Stockholders
Bodyguard Records.com, Inc.
New York, New York

We have audited the accompanying balance sheet of Bodyguard Records.com, Inc. (a development stage company) as of March 31, 2001 and 2000 and the related statements of operations, stockholders' deficiency, and cash flows for the fiscal years ended March 31, 2001 and 2000 and for the period November 12, 1999 (date of inception) to March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bodyguard Records.com, Inc. (a development stage company) as of March 31, 2001 and 2000 and the results of its operations and cash flows for the fiscal years ended March 31, 2001 and 2000 and for the period from November 12, 1999 (date of inception) to March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has incurred losses from inception and has significant negative working capital and net worth. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 10. These financial statements do not include an adjustment that might result from the outcome of this uncertainty.

                                                    /s/ Sobel & Co., LLC
                                                    Certified Public Accountants

Livingston, NJ
September 5, 2001

BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
MARCH 31, 2001
===============================================================================


ASSETS

       CURRENT ASSETS:
            Cash                                                      $   6,991
            Prepaid expense                                               4,452
                                                                      ---------
                                                                      ---------
                       Total Current Assets                              11,443
                                                                      ---------

                                                                      $  11,443

                                                                      =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

       CURRENT LIABILITIES:
            Current portion of long-term debt                         $ 185,000
            Accounts payable                                             36,106
                                                                      ---------
                                                                      ---------
                       Total Current Liabilities                      $ 221,106
                                                                      ---------

            Notes payable - net of current portion                           --
                                                                      ---------

       COMMITMENTS AND CONTINGENCIES

       STOCKHOLDERS' DEFICIENCY:
            Preferred stock, $0.01 par value, 2,000,000
              shares authorized, none issued and outstanding                 --
            Common stock, $0.001 par value, 20,000,000
              shares authorized, 900,000 issued and outstanding             900
            Additional paid-in capital                                  428,200
            Deficit accumulated during the development stage           (638,763)
                                                                      ---------
                                                                      ---------
                       Total Stockholders' Deficiency                  (209,663)
                                                                      ---------

                                                                      $  11,443
                                                                      =========


===============================================================================
The accompanying notes are an integral part of these financial statements.

BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
====================================================================================================================================
                                                                                                                INCEPTION FROM
                                                                                FOR THE FISCAL YEAR ENDED         NOVEMBER 12,
                                                                                         MARCH 31,                   1999 TO
                                                                                  2001             2000          MARCH 31, 2001
                                                                            --------------------------------------------------------
NET SALES                                                                           $   4,662         $     -             $   4,662
                                                                            --------------------------------------------------------
OPERATING EXPENSES:
      Officer's compensation                                                          150,000          57,500               207,500
      Equipment lease expense                                                          40,000          94,550               134,550
      Rent                                                                             24,000           4,000                28,000
      Insurance                                                                         3,261             871                 4,132
      Artist expenses                                                                 118,263          22,284               140,547
      Promotion expense                                                                50,200               -                50,200
      Production expense                                                                1,177               -                 1,177
      Office supplies                                                                   1,006             656                 1,662
      Advertising                                                                       6,450           2,065                 8,515
      Studio supplies                                                                   3,377               -                 3,377
      Professional fees                                                                34,300               -                34,300
      Travel                                                                            5,823               -                 5,823
      Telephone                                                                         5,102               -                 5,102
      Auto expense                                                                        610               -                   610
      Entertainment                                                                     3,828               -                 3,828
      Trademarks and copyrights                                                           500               -                   500
      Website design                                                                        -           4,500                 4,500
      Bank charges                                                                        296              49                   345
      Repairs and maintenance                                                             692               -                   692
      Penalties and fines                                                                 150               -                   150
      Miscellaneous expenses                                                              516             807                 1,323
                                                                            --------------------------------------------------------
           Total Operating Expenses                                                   449,551         187,282               636,833
                                                                            --------------------------------------------------------
NET LOSS FROM OPERATIONS                                                             (444,889)       (187,282)             (632,171)

INTEREST EXPENSE                                                                       (6,242)              -                (6,242)
                                                                            --------------------------------------------------------
NET LOSS BEFORE PROVISION FOR INCOME TAXES                                           (451,131)       (187,282)             (638,413)

PROVISION FOR INCOME TAXES                                                               (350)                -                (350)
                                                                            --------------------------------------------------------
NET LOSS                                                                           $ (451,481)     $ (187,282)           $ (638,763)
                                                                            ========================================================
NET LOSS PER COMMON SHARE                                                          $    (0.58)     $    (0.44)           $   (1.05)
                                                                            ========================================================
WEIGHTED AVERAGE NUMBER COMMON
     SHARES OUTSTANDING                                                               782,500         428,714               605,607
                                                                            ========================================================

====================================================================================================================================
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                      F-3


BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIENCY
PERIOD FROM NOVEMBER 12, 1999 (DATE OF INCEPTION) TO
MARCH 31, 2001
============================================================================================================================



                                                                                             SHARES OF
                                                                            PREFERRED          COMMON          COMMON
                                                                              STOCK         STOCK ISSUED       STOCK
                                                                         ---------------------------------------------------

Stock issued in exchange for cash and
     as compensation to officers                                                                400,000          $ 400

Stock issued in exchange for cash                                              -                190,000            190

Stock issued in exchange for cash                                              -                 75,000             75

Additional capital contribution for use of
    equipment lease                                                            -                      -              -

Additional capital contribution in exchange for
officer's compensation                                                         -                      -              -

Net loss for the period of November 12, 1999 to March 31, 2000                 -                      -              -
                                                                         --------------------------------------------------

Balance at March 31, 2000                                                                       665,000          $ 665

Stock issue in exchange for cash                                               -                235,000            235

Additional capital contributed for use of
    equipment lease                                                            -                      -              -

Additional capital contribution in exchange for
officer's compensation                                                         -                      -              -

Net loss for fiscal year end March 31, 2001                                    -                      -              -
                                                                         --------------------------------------------------

Balance at March 31, 2001                                                      -                900,000          $ 900
                                                                         ==================================================



                                                                        =====================================================

                                                                                            ACCUMULATED
                                                                                              DEFICIT
                                                                                             DURING THE           TOTAL
                                                                          ADDITIONAL        DEVELOPMENT       STOCKHOLDERS'
                                                                        PAID-IN CAPITAL        STAGE           DEFICIENCY
                                                                        -----------------------------------------------------

Stock issued in exchange for cash and
     as compensation to officers                                               $ (300)               $ -             $ 100

Stock issued in exchange for cash                                              24,810                  -            25,000

Stock issued in exchange for cash                                              14,925                  -            15,000

Additional capital contribution for use of
    equipment lease                                                            94,500                  -            94,500

Additional capital contribution in exchange for
officer's compensation                                                         57,500                  -            57,500

Net loss for the period of November 12, 1999 to March 31, 2000                      -           (187,282)         (187,282)
                                                                        ---------------------------------------------------

Balance at March 31, 2000                                                   $ 191,435         $ (187,282)        $ (52,682)

Stock issue in exchange for cash                                               46,765                  -            47,000

Additional capital contributed for use of
    equipment lease                                                            40,000                  -            40,000

Additional capital contribution in exchange for
officer's compensation                                                        150,000                  -           150,000

Net loss for fiscal year end March 31, 2001                                         -           (451,481)         (451,481)
                                                                        ---------------------------------------------------

Balance at March 31, 2001                                                   $ 428,200         $ (638,763)       $ (267,163)
                                                                        ===================================================

=============================================================================================================================
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                      F-4


BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
========================================================================================================================
                                                                                                     INCEPTION FROM
                                                                  FOR THE FISCAL YEAR ENDED             NOVEMBER 12,
                                                                            MARCH 31,                    1999 TO
                                                                   2001               2000           MARCH 31, 2001
                                                                 -------------------------------------------------------

CASH FLOW PROVIDED BY (USED FOR):
    OPERATING ACTIVITIES:
    --------------------
        Net loss                                                     $(451,481)         $(187,282)           $ (638,763)
        Adjustments to reconcile net loss to net
           cash used for operating activities:
               Stock issued for use equipment lease                     40,000             94,550               134,550
                Additional capital contributed in exchange
                  for officers' compensation                           150,000             57,500               207,500
        Changes in certain assets and liabilities
           (Increase) decrease in:
               Prepaid expenses                                         (4,452)                 -                (4,452)
           Increase (decrease) in:
               Accounts payable                                         34,606              1,500                36,106
                                                                 -------------------------------------------------------
               Net Cash Used for Operating Activities                 (231,327)           (33,732)             (265,059)
                                                                 -------------------------------------------------------

    FINANCING ACTIVITIES:

        Proceeds from the issuance of common stock                      47,000             40,050                87,050
        Proceeds from loans payable                                    185,000                  -               185,000
                                                                 -------------------------------------------------------
               Net Cash Provided by Financing Activities               232,000             40,050               272,050
                                                                 -------------------------------------------------------

     INCREASE IN CASH                                                      673              6,318                 6,991

    CASH AND CASH EQUIVALENTS:
        Beginning of period                                              6,318                 -                      -
                                                                 -------------------------------------------------------

        End of period                                                  $ 6,991            $ 6,318               $ 6,991
                                                                 =======================================================








========================================================================================================================

The accompanying notes are an integral part of these financial statements.

BODYGUARD RECORDS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
================================================================================

--------------------------------------------------------------------------------
NOTE 1 - ORGANIZATION:

--------------------------------------------------------------------------------

Bodyguard Records.com, Inc. (the "Company") was incorporated in the State of Delaware on November 12, 1999. The Company is a development stage company which will utilize the Internet and other emerging technologies to promote and market signed recording artists. In addition, the Company intends to utilize technology that will allow a live video link to recording sessions at the Company's music studio. The Company also intends to produce and distribute prerecorded music products of their recording artists and use their website to recruit and develop new recording artists.

--------------------------------------------------------------------------------
NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
--------------------------------------------------------------------------------

BASIS OF ACCOUNTING:

The Company's policy is to prepare its financial statements on the accrual basis of accounting.

USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING:

Advertising costs are expensed as incurred.

LICENSOR ACCOUNTING:

The Company accounts for revenues, artist compensation costs and cost of record masters in accordance with the Financial Accounting Standards Board Statement No. 50 (SFAS 50), Financial Reporting in the Record and Music Industry. Under SFAS 50, the Company expenses license expenses, artist compensation costs and the cost of record masters unless there is reasonable certainty of its useful life.

REVENUE RECOGNITION:

The Company recognizes revenue at the time the recordings are shipped from the distributor.

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents consist primarily of cash at banks and highly liquid investments with maturities of three months or less.

INVENTORIES:

Inventories, which consist primarily of compact discs are valued at lower of cost or market.

FEDERAL INCOME TAXES:

The Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (SFAS 109), which provides for the recognition of deferred tax assets, net of an applicable valuation allowance, related to net operating loss carryforwards and certain temporary differences.

LOSS PER SHARE:

Basic net loss per share was computed based on the weighted average number of shares of common stock outstanding during the period.

STOCK OPTION PLANS:

The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below fair market value.

================================================================================

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000

--------------------------------------------------------------------------------
NOTE 3  -  DEVELOPMENT STAGE COMPANY:
--------------------------------------------------------------------------------

The Company is a development stage company as defined in Financial Accounting Standards Board Statement No. 7. It has yet to commence full-scale operations and no significant revenues have been generated. Management believes the Company's future success is dependent upon the initial public offering (Note 13) and the proceeds thereof in order to provide the working capital in order to continue with management's intentions.

--------------------------------------------------------------------------------
NOTE 4  -  INCOME TAXES:
--------------------------------------------------------------------------------

The Company's total deferred tax liabilities, deferred tax assets and valuation allowance consists of the following at March 31, 2001:

Total deferred tax liabilities                 $        -
Total deferred tax assets                         172,000
Total valuation allowance                        (172,000)
                                               ----------

                                               $        -
                                               ===========

The tax effects that give rise to the deferred tax assets consist of net operating losses.

--------------------------------------------------------------------------------
NOTE 5  -  NOTES PAYABLE:
--------------------------------------------------------------------------------

At March 31, 2001, the Company entered into the following loan agreements:

    Five separate loan agreements with an individual shareholder, interest rate at 9% and 12% with principal and interest due through March 2, 2002 or the date of the initial public offering (Note 13)

                                                                                                                      $   80,000

    Four separate loan agreements with an individual  shareholder  convertible into common stock at $1.00 per share,  interest at 9.00% with  principal  and  interest  due  through  March 16, 2002 or the date of the
    initial public offering (Note 13)                                                                                     85,000

    Loan  agreement  with  unrelated  accredited  investor,  interest at 12.00%,  principal  and interest due
    January 16, 2001 or the date of the initial public offering (Note 13)                                                 20,000
                                                                                                                 -----------------
          Total                                                                                                          185,000
    Less: Current maturities                                                                                            (185,000)
                                                                                                                 -----------------

          Long-Term Portion of Notes Payable                                                                      $        -
                                                                                                                 =================

As stated in Note 13, from April 25, 2001 through August 10, 2001, the Company borrowed an additional $175,000 from a shareholder and two accredited investors with interest rates ranging from 10% to 12% with principal and interest payable through September 10, 2002.

As stated in Note 13, management has verbally agreed with the various investors above to extend the due date of the outstanding notes to correspond with the minimum shares sold related to the initial public offering.

================================================================================

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000

--------------------------------------------------------------------------------
NOTE 6  -  COMMITMENTS AND CONTINGENCIES:
--------------------------------------------------------------------------------

On December 1, 1999, the Company entered into two executive employment agreements with the President and Chief Executive Officer for a period of three years. Thereafter, the agreement shall be renewed upon the mutual agreement of the executive and Company. The terms of the agreement state a base compensation of $75,000 for the first year increasing to $150,000 per year with 10% cost of living increases for each year thereafter and includes clauses for vacation, sick leave, insurance coverage and expense reimbursement. The agreements also state that bonuses and stock options will be issued once certain performance levels are attained. These agreements have been amended to forego any compensation until the maximum shares available for sale as part of the initial public offering have been sold (Note 13). While the officers of the Company elected to forego any compensation, officer's compensation expense is reported with an offset to paid-in capital for donated services.

The Company has four artist recording agreements with acts to commercially produce and release an initial record. Each agreement has the option to release future records if the Company desires. The Company will pay the artists royalties after the recoupment of expenses paid on behalf of the artists, starting at $1.50 per record sold and increasing to $3.00 per record sold based on where the sale takes place and volume milestones.

On February 21, 2001, the company entered into two licensing agreements covering four existing artists. The agreements give the Company non-exclusive rights for a 20-year period to manufacture, advertise, sell, lease, license records as well as use the name and photographs of the artists covered. In addition to the artists' royalties under the artists agreements, the Company will pay the licensor a 10% royalty fee on the gross income for each record, video tape or DVD manufactured and sold featuring the artists covered by the agreement. As stated in Note 10, the licensor's President is a member of Bodyguard Records.com's Board of Directors. At March 31, 2001, there was no activity related to these agreements.

On January 8, 2001, the Company entered into a recording agreement with an artist group for one recording of ten songs over an eighteen month period from the time of delivery of artwork and masters. The Company is to pay royalties of 40% of gross income of all retail sales and 50% of gross income of all mail order sales. At March 31, 2001, there was no activity related to this agreement.

On January 18, 2001, the Company entered into a collective manufacturing, warehousing, distribution and financing agreement for the artists under the Bodyguard Records.com label. The Company incurred an up-front administrative fee of $5,000 and is charged for actual materials used in the manufacturing, warehousing, and distribution process, plus a 7% chargeback fee on all activity. At March 31, 2001, there was no activity related to these agreements.

The Company has entered into a verbal agreement with an organization that is providing services relating to the IPO discussed in Note 13. A fee of $10,000 will be paid to this organization contingent on the approval of the IPO.

================================================================================

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
NOTE 7  -  WEBSITE AGREEMENT:
--------------------------------------------------------------------------------

On March 26, 2001, Bodyguard Records.com entered into a one-year agreement with a company to create, host, build and maintain the Bodyguard internet website for an annual fee of $2,400.

--------------------------------------------------------------------------------
NOTE 8  -  LEASE AND SUB-LEASE AGREEMENT:
--------------------------------------------------------------------------------

The Company has entered a one year, eight month sub-lease rental agreement with an entity controlled by a majority shareholder (Note 8) to rent office and studio space for $2,000 per month. Rent expense for the year through March 31, 2001 and 2000 was $24,000, respectively.

As stated in Note 13, the Company entered into a year rental agreement to rent office and studio space for $950 per month commencing August 1, 2001.

At March 31, 2001 future minimum payments on the lease are as follows:

      2002                                      $  7,600
      2003                                         3,800
                                            ----------------

                                                 $11,400

                                            ================

--------------------------------------------------------------------------------
NOTE 9  -  OPERATING LEASE:
--------------------------------------------------------------------------------

On December 8, 1999, the Company entered into a two year operating lease agreement with an entity controlled by a majority shareholder for the use of recording and studio equipment in exchange for equity. The contract states that the Company can use the equipment for a maximum of thirty-five hours per week with a maximum fair lease value of $600,000. During the period ended March 31, 2001 and 2000, the Company incurred $40,000 and $94,550 of equipment lease expense, respectively.

--------------------------------------------------------------------------------
NOTE 10  -  GOING CONCERN:
--------------------------------------------------------------------------------

As shown in the accompanying financial statements, the Company has suffered losses from inception and at March 31, 2001, current and total liabilities exceeded current and total assets by $209,663. These factors raise substantial doubt about the Company's ability to continue as a going concern. As stated in
Note 13, the Company is seeking an infusion of capital from an initial public offering.

================================================================================

BODYGUARD RECORDS.COM, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2001 AND 2000
--------------------------------------------------------------------------------
NOTE 11  -  RELATED PARTY TRANSACTIONS:
--------------------------------------------------------------------------------

As noted in Note 6, in January 2000, the Company entered a one year, eight month sub-lease rental agreement with an entity controlled by a majority shareholder to rent office and studio space for $2,000 per month.

In addition, as noted in Note 7, in December 2000, the Company entered into a two year operating lease agreement with an entity controlled by a majority shareholder to lease recording and studio equipment.

The Company has entered into verbal agreements with two companies controlled by the executive officers and majority shareholders of the company to provide services to promote and market the company's existing artists and the company's label. Amounts paid, including reimbursable expenses, to these companies for the fiscal year ended March 31, 2001 was $117,548.

The Company has entered into two licensing agreements covering four artists with a company who President is also a member of the Board of Directors of Bodyguard Records.com. (see Note 6)

--------------------------------------------------------------------------------
NOTE 12  -  STOCK OPTION PLAN:
--------------------------------------------------------------------------------

Under terms of the Company's incentive stock option plans, officers, employees and certain vendors may be granted options to purchase the Company's common stock at no less than 100% of the market price on the date the option is granted. Options generally vest once a specified performance criteria is met or over a period of time ranging from one to three years.

At March 31, 2001, there were no options granted or outstanding.

--------------------------------------------------------------------------------
NOTE 13  -  SUBSEQUENT EVENTS:
--------------------------------------------------------------------------------

The Company is currently in the process of completing a registration statement on Form SB-2 for filing with The Securities and Exchange Commission. The registration statement proposed to register a minimum of 100,000 and a maximum of 400,000 shares of common stock at $2.50 per share, or a maximum of $1,000,000. The use of the proceeds will be for marketing, purchase of equipment, website designs and working capital. As stated in Note 5, management has verbally agreed with investors to extend repayment terms of all the notes outstanding to the time at which the minimum shares are sold in respect to the initial public offering stated above.

On July 11, 2001, the Company entered into a lease agreement for rental space for an initial term of one year beginning August 1, 2001 with annual renewal options. Rent expense is $950 per month.

From April 25, 2001 through August 10, 2001, the Company borrowed $175,000 with interest rates ranging from 10% to 12% with principal and interest payable through September 10, 2002.

================================================================================

BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (UNAUDITED)
JUNE 30, 2001

================================================================================

ASSETS

        CURRENT ASSETS:
              Cash                                                 $   2,345
              Accounts receivable                                     78,530
              Inventory                                               28,528
              Prepaid expenses                                         3,205
                                                                   ---------
                    Total Current Assets                             112,608
                                                                   ---------

        FIXED ASSETS                                                   4,792
                                                                   ---------

        OTHER ASSETS:
              Security deposit                                           100
              Deferred tax asset                                          --
                                                                   ---------
                    Total Other Assets                                   100
                                                                   ---------

                                                                   $ 117,500
                                                                   =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

        CURRENT LIABILITIES:
              Current portion of note payable                      $ 330,000
              Accounts payable and accrued expenses                   35,370
                                                                   ---------
                    Total Current Liabilities                        365,370
                                                                   ---------

        Notes payable, net of current portion                             --

        COMMITMENTS AND CONTINGENCIES

        STOCKHOLDERS' DEFICIENCY:
              Preferred stock, $0.01 par value, 2,000,000
               shares authorized, none issued and outstanding             --
              Common stock, $0.001 par value, 20,000,000
               shares authorized, 900,000 issued and outstanding         900
              Additional paid-in capital                             465,700
              Deficit accumulated during the development stage      (714,470)
                                                                   ---------
                    Total Stockholders' Deficiency                  (247,870)
                                                                   ---------

                                                                   $ 117,500
                                                                   =========

BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS (UNAUDITED)
=============================================================================================================

                                                             FOR THE THREE             FROM INCEPTION
                                                             Months Ended            (NOVEMBER 12, 1999)
                                                             June 30, 2001            TO JUNE 30, 2001
                                                             ---------------------------------------

NET SALES                                                        $ 154,845                $ 159,507

COST OF SALES                                                       24,311                   24,311
                                                             ---------------------------------------

GROSS PROFIT                                                       130,534                  135,196

OPERATING EXPENSES:
        Officer's compensation                                      37,500                  245,000
        Equipment lease expense                                          -                  134,550
        Rent                                                         6,000                   34,000
        Insurance                                                      973                    5,105
        Artist expenses                                             40,320                  180,867
        Promotion expenses                                          60,041                  110,241
        Production expense                                               -                    1,177
        Office supplies                                                665                    2,327
        Advertising                                                 16,479                   24,994
        Studio supplies                                                  -                    3,377
        Professional fees                                           22,631                   56,931
        Travel                                                       5,933                   11,756
        Telephone                                                    2,683                    7,785
        Auto expense                                                   597                    1,207
        Entertainment                                                  683                    4,511
        Trademarks and copyrights                                        -                      500
        Website design                                               1,795                    6,295
        Bank charges                                                 2,050                    2,395
        Repairs and maintenance                                        689                    1,381
        Penalties and fines                                               -                     150
        Miscellaneous expenses                                          45                    1,368
                                                             ---------------------------------------
                  Total Operating Expenses                         199,084                  835,917

OPERATING LOSS                                                      68,550                  700,721
                                                             ---------------------------------------
OTHER EXPENSE:
     Interest expense                                                7,157                   13,399
                                                             ---------------------------------------
NET LOSS BEFORE PROVISION FOR INCOME TAXES                          75,707                  714,120

PROVISION FOR INCOME TAXES                                               -                      350
                                                             ---------------------------------------
NET LOSS                                                          $ 75,707                $ 714,470
                                                             =======================================
NET LOSS PER COMMON SHARE                                           $ 0.08                   $ 0.95
                                                             =======================================
WEIGHTED AVERAGE NUMBER
  COMMON SHARES OUTSTANDING                                        900,000                   752,804
                                                             ===========================================


                                      F-12


BODYGUARD RECORDS.COM
STATEMENT OF CASH FLOWS (UNAUDITED)
=============================================================================================================================
                                                                                  FOR THE THREE              FROM INCEPTION
                                                                                  MONTHS ENDED            (NOVEMBER 12, 1999)
                                                                                  JUNE 30, 2001             TO JUNE 30, 2001
                                                                                ---------------------------------------------
CASH FLOWS PROVIDED BY (USED FOR):
  OPERATING ACTIVITIES:

    Net loss                                                                         $ (75,707)              $ (714,470)
     Adjustments to reconcile net income to net cash
      used for operating activities:
         Increase in additional paid-in capital for
           equipment lease                                                                   -                  134,550
         Additional paid-in capital in exchange for
           officer's salaries                                                           37,500                  245,000
    Changes in certain assets and liabilities:
       (Increase) decrease in:
         Accounts receivable, net                                                      (78,530)                 (78,530)
         Inventories                                                                   (28,528)                 (28,528)
         Security deposits                                                                (100)                    (100)
         Prepaid expenses                                                                1,247                   (3,205)
       Increase (decrease) in:
         Accounts payable and accrued expenses                                            (736)                  35,370
                                                                                     -----------------------------------
                Net Cash Used for Operating Activities                                (144,854)                (409,913)
                                                                                     -----------------------------------

  INVESTING ACTIVITIES:

    Purchase of fixed assets                                                            (4,792)                  (4,792)
                                                                                     -----------------------------------
  FINANCING ACTIVITIES:

    Proceeds received on notes payable                                                 145,000                  330,000
    Proceeds from the issuance of common stock                                               -                   87,050
                                                                                     -----------------------------------
                Net Cash Provided by Financing Activities                              145,000                  417,050

NET INCREASE IN CASH

CASH:

   Beginning of period                                                                   6,991                        -
                                                                                     -----------------------------------
    End of period                                                                      $ 2,345                  $ 2,345
                                                                                     ===================================

BODYGUARD RECORDS.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS - UNAUDITED
JUNE 30, 2001

================================================================================


--------------------------------------------------------------------------------
NOTE 1  -  BASIS OF PRESENTATION:
--------------------------------------------------------------------------------

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and item 310(b) of Regulation SB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. For further information, refer to the financial statements and footnotes thereto included in the Company's Form SB-2 (for the fiscal year ended March 31, 2001 as filed with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
NOTE 2  -  GOING CONCERN:
--------------------------------------------------------------------------------

As shown in the accompanying financial statements, the Company has a history if significant operating losses and as of June 30, 2001, current liabilities exceed current assets by $252,762 and total liabilities exceed total assets by $247,870. These factors, as well as the uncertain conditions the Company faces regarding the delinquency of accounts payable and loans payable, raise substantial doubt about the Company's ability to continue as a going concern.

================================================================================

BODYGUARD RECORDS.COM, INC.
BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2001
================================================================================


ASSETS

        CURRENT ASSETS:
              Cash                                                 $   1,146
              Accounts receivable                                     28,025
              Inventory                                               18,949
              Prepaid expenses                                         3,205
                                                                   ---------
                                                                   ---------
                    Total Current Assets                              51,325
                                                                   ---------

        FIXED ASSETS                                                   4,792
                                                                   ---------

        OTHER ASSETS:
              Security deposit                                           100
              Deferred tax asset                                          --
                                                                   ---------
                                                                   ---------
                    Total Other Assets                                   100
                                                                   ---------

                                                                   $  56,217

                                                                   =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

        CURRENT LIABILITIES:
              Current portion of note payable                      $ 415,000
              Accounts payable and accrued expenses                   49,643
                                                                   ---------
                                                                   ---------
                    Total Current Liabilities                        464,643
                                                                   ---------

        Notes payable, net of current portion                             --

        COMMITMENTS AND CONTINGENCIES

        STOCKHOLDERS' DEFICIENCY:
              Preferred stock, $0.01 par value, 2,000,000
               shares authorized, none issued and outstanding             --
              Common stock, $0.001 par value, 20,000,000
               shares authorized, 900,000 issued and outstanding         900
              Additional paid-in capital                             503,200
              Deficit accumulated during the development stage      (912,526)
                                                                   ---------
                                                                   ---------
                    Total Stockholders' Deficiency                  (408,426)
                                                                   ---------

                                                                   $  56,217

                                                                   =========

BODYGUARD RECORDS.COM, INC.
STATEMENT OF OPERATIONS (UNAUDITED)
================================================================================

                                          FOR THE THREE
                                          MONTHS ENDED
                                       SEPTEMBER 30, 2001
                                      --------------------

NET SALES                                    $  28,423

COST OF SALES                                   11,187
                                             ---------

GROSS PROFIT                                    17,236

OPERATING EXPENSES:
        Officer's compensation                  37,500
        Discounts                                2,015
        Foreign currency exchange                  178
        Printing                                 1,974
        Shipping                                   196
        Equipment lease expense                    373
        Rent                                     4,750
        Insurance                                1,272
        Artist expenses                         31,020
        Promotion expenses                      27,733
        Production expense                      16,095
        Office supplies                            570
        Advertising                             24,283
        Studio supplies                          7,517
        Professional fees                        5,000
        Travel                                   3,028
        Telephone                                3,497
        Public relations                        12,000
        Entertainment                            1,391
        Marketing                               26,293
        Utilities                                  253
        Patents and trademarks                     375
        Website design                             590
        Bank charges                                10
        Miscellaneous expenses                     379
                                             ---------

                  Total Operating Expenses     208,291

OPERATING LOSS                                (191,055)
                                             ---------

OTHER EXPENSE:
     Interest expense                            7,000
                                             ---------

NET LOSS BEFORE PROVISION FOR INCOME TAXES    (198,055)

PROVISION FOR INCOME TAXES                          --
                                             ---------

NET LOSS                                     $(198,055)
                                             =========

NET LOSS PER COMMON SHARE                    $   (0.22)
                                             =========

WEIGHTED AVERAGE NUMBER
  COMMON SHARES OUTSTANDING                    900,000
                                             =========

BODYGUARD RECORDS.COM, INC.
STATEMENT OF CASH FLOWS (UNAUDITED)
================================================================================


                                                           FOR THE THREE
                                                            MONTHS ENDED
                                                        SEPTEMBER 30, 2001
                                                     ------------------------
CASH FLOWS PROVIDED BY (USED FOR):
  OPERATING ACTIVITIES:
  --------------------
    Net loss                                                $(198,055)
     Adjustments to reconcile net income to net cash
      used for operating activities:
         Additional paid-in capital in exchange for
           officer's salaries                                  37,500
    Changes in certain assets and liabilities:
       (Increase) decrease in:
         Accounts receivable, net                              50,505
         Inventories                                            9,578
         Security deposits                                         --
         Prepaid expenses                                          --
       Increase (decrease) in:
         Accounts payable and accrued expenses                 14,273
                                                            ---------
                                                            ---------
                Net Cash Used for Operating Activities        (86,199)
                                                            ---------


  FINANCING ACTIVITIES:
                                                            ---------
    Proceeds received on notes payable                         85,000
                                                            ---------
                Net Cash Provided by Financing Activities      85,000

NET INCREASE IN CASH                                           (1,199)

CASH:

   Beginning of period                                          2,345
                                                            ---------

    End of period                                           $   1,146
                                                            =========

BODYGUARD RECORDS.COM, INC.

NOTES TO FINANCIAL STATEMENTS - UNAUDITED
SEPTEMBER 30, 2001
================================================================================

--------------------------------------------------------------------------------
NOTE 1  -  BASIS OF PRESENTATION:
--------------------------------------------------------------------------------

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and item 310(b) of Regulation SB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. For further information, refer to the financial statements and footnotes thereto included in the Company's Form SB-2 (for the fiscal year ended March 31, 2001 as filed with the Securities and Exchange Commission.

--------------------------------------------------------------------------------
NOTE 2  -  GOING CONCERN:
--------------------------------------------------------------------------------

As shown in the accompanying financial statements, the Company has a history if significant operating losses and as of September 30, 2001, current liabilities exceed current assets by $413,317 and total liabilities exceed total assets by $408,425. These factors, as well as the uncertain conditions the Company faces regarding the delinquency of accounts payable and loans payable, raise substantial doubt about the Company's ability to continue as a going concern.

--------------------------------------------------------------------------------
NOTE 3  -   DEVELOPMENT STAGE COMPANY:
--------------------------------------------------------------------------------

During the period July 1, 2001 through September 30, 2001, the Company began operations and started generating revenues. At such time, the Company ceased to be a development stage company. The financial statements reflect this change.

                 Part II: Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

    Section 145 of the Delaware General Corporation law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities, including reimbursement for expenses incurred, arising under the Securities Act.
Section 145 of the Delaware General Corporation law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director:

          * for any breach of the director's duty of loyalty to the corporation or its stockholders;

          * for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          * arising under Section 174 of the Delaware General Corporation law; or

          * for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

    The certificate of incorporation of Bodyguard provides for indemnification of our directors against, and absolution of, liability to Bodyguard and its stockholders to the fullest extent permitted by the Delaware General Corporation law. Bodyguard intends to purchase directors' and officers' liability insurance covering liabilities that may be incurred by our directors and officers in connection with the performance of their duties.

    The employment agreements we entered into with John Rollo and Gene Foley provide that such executives will be indemnified by us for all liabilities relating to their status as officers or directors of Bodyguard, and any actions committed or omitted by the executives, to the maximum extent permitted by law of the State of Delaware.

Item 25. Other Expenses of Issuance and Distribution


    The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee ...................................       $      278.00
Legal fees and expenses ................................           30,000.00
Accountants' fees and expenses .........................            5,000.00
Printing expenses ......................................            7,500.00
Blue sky fees and expenses .............................            2,000.00
Transfer Agent and Registrar fees and expenses .........            1,800.00
Miscellaneous ..........................................            3,422.00

      Total ............................................       $   50,000.00

Item 26. Recent Sales of Unregistered Securities

    The registrant has sold and issued the following securities since its inception on November 12, 1999:


          1. On December 6, 1999, the registrant issued an aggregate of 200,000 shares to Rollo Entertainment Corp., a Delaware corporation controlled by and under common control of John Rollo the registrant's president, chief operating officer and a director. The 200,000 shares were valued at $50 which represented the fair market value of the shares at the time of issuance. It is claimed that the sale of the shares to Rollo Entertainment was exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as a transaction by an issuer not involving any public offering. Rollo Entertainment represented that: (i) the shares will be 'restricted securities' as that term is defined under the Act; (ii) it will be acquiring the and the shares solely for its own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) it will hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the Securities Act of 1933; and (iv) any sale of the shares will be accomplished only in accordance with the Securities Act of 1933 or the rules and regulations of the Commission adopted thereunder. In addition, Rollo Entertainment consented to the imprinting of a standard form of restrictive legend on all certificates representing the shares as well as the imposition of a standard form of stop transfer order against the shares on the books and records of the registrant and its transfer agent. Finally, no general solicitation or general advertising was utilized;

          2. On December 6, 1999, the registrant issued an aggregate of 200,000 shares to Gene Foley. The 200,000 shares were valued at $50 since they were issued in consideration for Mr. Foley's contribution to the registrant of an aggregate of $50 in cash. It is claimed that the sale of the shares to Mr. Foley was exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as a transaction by an issuer not involving any public offering. Mr. Foley represented that: (i) the shares will be 'restricted securities' as that term is defined under the Securities Act of 1933; (ii) he will be acquiring the and the shares solely for his own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) he will hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the Securities Act of 1933; and (iv) any sale of the shares will be accomplished only in accordance with the Act or the rules and regulations of the Commission adopted thereunder. In addition, Mr. Foley consented to the imprinting of a standard form of restrictive legend on all certificates representing the shares as well as the imposition of a standard form of stop transfer order against the shares on the books and records of the registrant and its transfer agent. Finally, no general solicitation or general advertising was utilized;

          3. On January 21, 2000, the registrant issued an aggregate of 150,000 shares to Ellen Rosenberg in consideration for $19,500 or $.13 per share; and 40,000 shares to two other non-affiliated individuals at $.13 per share in consideration for an aggregate of $24,700 in cash in order to launch the registrant's website and to commence this offering. It is claimed that the sale of the shares to each of the three individuals was exempt from registration in reliance on Section 4(2) of the Securities Act of 1933, as a transaction by an issuer not involving any public offering. Each individual represented that: (i) the shares will be 'restricted securities' as that term is defined under the Securities Act of 1933; (ii) each individual was acquiring the shares solely for his or her own account, for investment purposes and without a view towards the resale or distribution thereof;
               (iii) each individual agreed not to publicly sell his or her shares for a period of 24 months from the date of issuance; and
               (iv) any sale of the shares will be accomplished only in accordance with the Securities Act of 1933 or the rules and regulations of the Commission adopted thereunder. In addition, each individual consented to the imprinting of a standard form of restrictive legend on all certificates representing the shares as well as the imposition of a standard form of stop transfer order against the shares on the books and records of the registrant and its transfer agent. Finally, no general solicitation or general advertising was utilized;

          4. On various dates between March 10, 2000 and June 1, 2000, the registrant sold an aggregate of 310,000 shares for $.20 per share to a group of six accredited investors In a private placement in order to raise $62,000 to conduct this offering and commence operations. Three investors checks were received in March, two were received in April, one in May and one was received on June first. A sixth investor received the registrant's offering material prior to June 1, 2000, and executed and delivered a subscription agreement to the registrant on June 1, 2000 for 35,000 shares ($7,000). Through inadvertence, this investor did not forward her check to the registrant until July 28, 2000. It is claimed that the sale of the shares to the six individual investors was exempt from registration in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933. Each of the six individuals represented that: (i) the shares will be 'restricted securities' as that term is defined under the Act;
               (ii) each individual was acquiring the shares solely for his or her own account, for investment purposes and without a view towards the resale or distribution thereof; (iii) each individual agreed to hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the hold the shares for the applicable one or two year holding period proscribed by Rule 144 under the Act; (iv) each individual was an "accredited investor" as that term is defined under Rule 501(a)(4) of Regulation D promulgated by the Commission under the Securities Act of 1933; and (iv) any sale of the shares will be accomplished only in accordance with the Securities Act of 1933 or the rules and regulations of the Commission adopted thereunder. In addition, each of the six individuals consented to the imprinting of a standard form of restrictive legend on all certificates representing the shares as well as the imposition of a standard form of stop transfer order against the shares on the books and records of the registrant and its transfer agent. No general solicitation or general advertising was utilized by the registrant to sell the shares. Finally, the registrant utilized its best efforts to make a determination that each individual was in fact accredited;


          5. On various dates between January 4, 2001 and March 15, 2001, the registrant borrowed an aggregate of $105,000 from one accredited investor pursuant to five separate 13 month convertible loan agreements that grant the holder the right to convert the loans into an aggregate of 105,000 shares at $1.00 per share at any time after the termination of this offering but before the respective due dates of the loans.


The registrant does not believe that the inadvertent receipt of one investors check after the June 29, 2000 filing of this registration statement constitutes a violation of Section 5 of the Securities Act, when a subscription agreement was executed and delivered on June 1, 2000 and the investor had every intention of purchasing the securities on that date. It is claimed that the investor became unconditionally obligated to purchase the securities with all conditions outside of her control on June 1, 2000 when she delivered her subscription agreement to the registrant and verbally represented that she was forwarding her check on that date. The registrant believes that the individual's subsequent verbally expressed embarrassment and apologies was sufficient evidence of the fact that she considered herself unconditionally obligated to purchase the securities on June 1, 2000. Similarly, and since the convertible notes are not convertible until after the termination of this offering, the registrant does not believe that the provisions of Rule 506 of Regulation D are inapplicable.

Item 27. Exhibits.

EXHIBIT

NUMBER      DESCRIPTION

(3)(i)      Certificate of Incorporation as filed November 12, 1999
(3) (ii)    By laws
(4)         Specimen Common Stock Certificate (defining rights)
(5)         Opinion of Lester Yudenfriend, Esq.
(10)        Material Contracts

(10)a       Equipment Lease with Rollo Entertainment Corp.
(10)b       March 27, 2000 Sublease Assignment from Rollo Entertainment Corp.
(10)c       Internet Distribution Agreement with Cyberretail.com, LLC
(10)d       Artist recording Agreement with Naked Underneath
(10)e       Artist recording Agreement with Dennis DeCambre
(10)f       Artist recording Agreement with Summer Snowmen
(10)g       Employment Agreement with John Rollo
(10)h       Employment Agreement with Eugene Foley
(10)i       2000 Long Term Incentive Plan
(10)j       Amendment to Employment Agreements with John Rollo and Eugene Foley
(10)k       September 26, 2000 Artist Recording Agreement with June
(10)l       November 11, 2000 Agreement with Mac Milli Entertainment, Inc.
(10)m       Form of private offering Subscription Agreement
(10)n       Executed Escrow Agreement
(10)o       September 26, 2000 Artist recording Agreement with Dean Davidson
(10)p       January 18, 2001 National Distribution Agreement with Navarre Corp.
(10)q       January 18, 2001 Financing Agreement with Navarre Corp.
(10)r       January 18, 2001 CD Manufacturing Agreement with Navarre Corp.
(10)s       January 18, 2001 Printing Manufacturing Agreement with Navarre Corp.
(10)t       January 8, 2001 Artist Recording Agreement with Quiet Riot
(10)u       Revised form of Subscription Agreement for this Offering*
(10)v       Convertible loan agreement with James T. Patten dated January 4, 2001
(10)w       Convertible loan agreement with James T. Patten dated January 26, 2001
(10)x       Loan extension agreement with James T. Patten dated February 1, 2001
(10)y       Convertible loan agreement with James T. Patten dated February 8, 2001


                                       54

(10)z       License agreement with Atlantic International Capital Holdings dated 2/21/01
(10)aa      License agreement with Atlantic International Capital Holdings dated 2/21/01
(10)bb      Convertible loan agreement with James T. Patten dated March 1, 2001
(10)cc      Convertible loan agreement with James T. Patten dated March 15, 2001
(10)dd      Termination Agreement with Cyberretail.com, LLC dated April 9, 2001
(10)ee      Loan Agreement with Joseph Salerno dated April 24, 2001
(10)ff      Intentionally omitted
(10)gg      Loan Agreement with James T. Patten dated April 5, 2001
(10)hh      Loan Agreement with The Gable Investment Trust dated May 31, 2001
(10)ii      Amendment to Employment Agreements dated June 1, 2001
(10)jj      Loan Agreement with James T. Patten dated July 3, 2001
(10)kk      Loan Agreement with The Gable Investment Trust dated July 10, 2001
(10)ll      Loan Agreement with James T. Patten dated August 6, 2001
(10)mm      Loan Agreement with The Gable Investment Trust dated August 10, 2001
(10)nn      Loan Agreement with James T. Patten dated August 28, 2001
(10)oo      Amendment to Employment Agreements dated December 17, 2001*
(10)pp      Notice of issuance of service mark dated November 13, 2001*
(23)        Consent of Sobel & Co., LLC*


------------------
* Filed with this amendment

Item 28.  Undertakings.

     (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and (iii) include any additional or changed material information on the plan of distribution;

     (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the offered securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant under these provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 11, 2002.


Bodyguard Records.com, inc.

By: /s/ John Rollo
    ------------------
    John Rollo, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


            Signature                   Title                                       Date
            ---------                   -----                                       ----
/s/ Gene Foley                          Chief Executive Officer and Director        January 11, 2002
---------------------------
Gene Foley



/s/ John Rollo                          President and Director                      January 11, 2002
---------------------------
John Rollo



/s/ Kenneth Pollendine                 (Principal Financial and Accounting          January 11, 2002
---------------------------             Officer) and Secretary
 Kenneth Pollendine


/s/ Richard A. Iamunno                 Director                                     January 11, 2002
----------------------------
Richard A. Iamunno




                                       56